As filed with the Securities and Exchange Commission on May 23, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AAMAXAN TRANSPORT GROUP, INC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

8090
(Primary Standard Industrial Classification Code Number)

20-5772205
(IRS Employer Identification No.)

Suite 6B, 1440 Hongqiao Road
Changning District
Shanghai
People's Republic of China 200336
 011-(86)-215-080-5789
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

United Corporate Services, Inc.
874 Walker Road, Suite C
Dover, Delaware 19904
(County of Kent)
(302) 734-8300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Darren L. Ofsink, Esq.
GUZOV OFSINK LLC
600 Madison Avenue, 14th Floor,
New York, NY 10022

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $.0001 per share, underlying Series A Preferred (3)	4,008,188	$3.03	$12,144,810	$477.29
Common stock, par value $.0001 per share, underlying Warrants (4)	2,004,094	$3.03	$6,072,405	$238.65
Total	6,012,282		$18,217,214	$715.94

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) The registration fee is calculated pursuant to Rule 457(c). Our common stock is quoted under the symbol "AAXT.OB" on the Over-the-Counter Bulletin Board (“OTCBB”) administered by FINRA. As of May 21, 2008, the last reported bid price was $2.80 per share and the last reported asked price was $3.25 per share. The average of the bid and asked price was $3.03 per share. Accordingly, the registration fee is $715.94. based on $3.03 per share.
(3) Includes 4,008,188 shares of common stock issuable to the selling stockholders upon conversion of the Series A Preferred that they purchased in the private placement.
(4) 2,004,094 shares of common stock issuable to the selling stockholders upon exercise of Warrants to purchase common stock which they acquired in the private placement.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 23, 2008
PRELIMINARY PROSPECTUS
AAMAXAN TRANSPORT GROUP, INC.
6,012,282 Shares of Common Stock
Offered by Selling Stockholders

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 6,012,282 shares of our common stock comprising:

•	4,008,188 shares of common stock that the selling stockholders may acquire on conversion of our Series A Senior Convertible Preferred Stock, par value $.001 per share (“Series A Preferred”);

•	2,004,094 shares of common stock issuable to the selling stockholders upon exercise of our Class A Warrants (“Warrants”);

The Series A Preferred and the Warrants were acquired in a private placement completed on April 15, 2008. We are required by the terms of a registration rights agreement to register the shares listed above. The Series A Preferred are convertible into common stock at the rate of one share of common stock for each share of Series A Preferred (subject to adjustment). The Warrants have an exercise price of $3.91 per share (subject to adjustment) and expire on October 13, 2013.

The selling stockholders may sell all or any portion of their shares of common stock in one or more transactions on the over-the-counter market or in private negotiated transactions. Each selling stockholder will determine the prices at which it sells its shares. Although we will incur expenses in connection with the registration of the common stock, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price for those Warrants. Under the terms of the Warrants cashless exercise is permitted but not until after October 12, 2008 and only then if the resale of the Warrant shares by the holder is not covered by an effective registration statement. We cannot assure you that the Warrants will be exercised for cash or at all.

Our common stock is quoted on the Over-the-Counter Bulletin Board overseen by FINRA (the “OTCBB”) under the symbol “AAXT.OB.” On May 21, 2008, the last reported sale price of our common stock quoted on the OTCBB was $3.00 per share.

There is no established trading market for our common stock. We cannot give you any assurance that an established trading market in our common stock will develop, or if such a market does develop, that it will continue.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risk factors that you should consider. You should read the entire prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2008

TABLE OF CONTENTS
About This Prospectus	1
Cautionary Note Regarding Forward-Looking Statements and Other Information Contained in this Prospectus	1
Currency, exchange rate, and “China” and other references	1
Explanatory Note	2
Prospectus Summary	3
Risk Factors	5
Selling Stockholders	10
Plan of Distribution	12
Use of Proceeds	13
Reverse Merger and Private Placement	14
Business	20
Properties	28
Management's Discussion and Analysis of Financial Condition and Results of Operations	28
Market Price of and Dividends of our Common Equity and Related Stockholder Matters	40
Security Ownership of Certain Beneficial Owners and Management	42
Directors and Executive Officers	44
Executive Compensation	46
Certain Relationships and Related Transactions	46
Legal Proceedings	47
Description of Securities to be Registered	47
Legal Matters	48
Experts	48
Interests of Named Experts and Counsel	48
Changes in and Disagreements with Accountants	48
Financial Statements	49
Where You Can Find More Information	49
Disclosure of Commission Position on Indemnification For Securities Act Liabilities	49

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, including shares they acquire on exercise of their Warrants, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plan," “potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, future performance, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur and you should not place undue reliance on these forward-looking statements.

Currency, exchange rate, and “China” and other references

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan, which is also known as the renminbi. According to the currency exchange website www.xe.com, on May 21, 2008, $1.00 was equivalent to 6.9602 yuan.

References in this prospectus to the “PRC” or “China” are to the People’s Republic of China.

References to “Shanghai Medical” are to Shanghai Atrip Medical Technology Co., Ltd., a PRC company that we control.

Unless otherwise specified or required by context, references to “we,” “our” and “us” refer collectively to (i) Aamaxan Transport Group, Inc. (“ATG”), (ii) the subsidiaries of Aamaxan Transport Group, Inc., Asia Business Management Group Limited (BVI) (“ABM ”) and Anhante (Beijing) Medical Technology Co., Ltd. (“ABMT”), and (iii) Shanghai Medical.

References to Shanghai Medical’s “registered capital” are to the equity of Shanghai Medical, which under PRC law is measured not in terms of shares owned but in terms of the amount of capital that has been contributed to a company by a particular shareholder or all shareholders. The portion of a limited liability company’s total capital contributed by a particular shareholder represents that shareholder’s ownership of the company, and the total amount of capital contributed by all shareholders is the company’s total equity. Capital contributions are made to a company by deposits into a dedicated account in the company’s name, which the company may access in order to meet its financial needs. When a company’s accountant certifies to PRC authorities that a capital contribution has been made and the company has received the necessary government permission to increase its contributed capital, the capital contribution is registered with regulatory authorities and becomes a part of the company’s “registered capital.”

Explanatory Note

This registration statement on Form S-1 of which this prospectus forms a part is being filed by Aamaxan Transport Group, Inc. in order to register shares of our common stock so that they may be sold to the public by investors who recently purchased them from us in a private placement completed April 15, 2008. In the private placement we sold to certain accredited investors, for gross proceeds to us of approximately $12.5 million, 4,008,188 units at a purchase price of $3.13 per unit, each unit consisting of one share of our Series A Preferred (each of which is convertible into one share of our common stock) and a Warrant, each of which is exercisable to purchase 0.5 of a share of our common stock (and which together are exercisable to purchase up to a total of 2,004,094 shares of our common stock). The Warrants have an exercise price of $3.91 per share (subject to adjustment). We received $10,347,522 as net proceeds from this financing. In order to induce the investors in the private placement to purchase our securities, we agreed to register their stock for resale with the SEC. We have filed the registration statement of which this prospectus forms a part in order to meet our obligations under that agreement. At the same time as the private placement closed, we acquired control of an operating company in China. We refer to the transactions through which we acquired control of the operating company as the “reverse merger.” Through the reverse merger we ceased to be a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) and are now in the business of distributing hemodialysis equipment and supplies, diagnostic equipment and supplies and consulting in China.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision.

The Company

Business Overview

ATG is a holding company for Shanghai Medical, which is in the business of distributing and selling hemodialysis equipment (“HDE”) and related products and services, including disposable products used in hemodialysis (“Disposables”). Its principal product is HDE, which is mainly used by hospitals and other medical facilities. Shanghai Medical is the distributor of HDE manufactured by Fresenius Medical Care AG (“Fresenius”) in Shanghai and other parts of Eastern China. Fresenius is the largest manufacturer of HDE in the world and its products enjoy the largest share of the PRC market, as well as the U.S. market. We believe that Shanghai Medical has the largest share of the HDE distribution market in the PRC. Shanghai Medical also provides consulting services regarding product registration and clinical trials, hardware and facility operations for its customers and logistics regarding Pharmaceuticals, Disposables and other supplies and has a minority interest in a PRC manufacturer of Disposables. We have begun to distribute diagnostic equipment and Disposables related to the treatment of kidney disease with our partner Roche We plan to expand Shanghai Medical’s business both geographically and vertically, expanding its distribution territory, widening its products and developing its own kidney treatment centers in the PRC.

For more information about our business you should read the section entitled “Business.”

Our net revenue for 2007 was approximately $35 million, an increase of $10.9 million, or 45%, compared to net revenue of $24 million for 2006. For the first quarter of 2008 our net revenue was approximately $10.2 million, an increase of $2.2 million, or 28%, compared to net revenue of $7.9 million for the first quarter of 2007. All of our net revenue for these periods was derived from sales made to customers in the PRC.

Recent Developments

On April 15, 2008, ATG acquired control of Shanghai Medical through a “reverse merger “transaction. Through the reverse merger we ceased to be a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) and are now in the business of distributing hemodialysis and diagnostic equipment and supplies in the PRC. At the same time as the closing of the reverse merger ATG sold to certain accredited investors, for gross proceeds to us of approximately $12.5 million, 4,008,188 units at a purchase price of $3.13 per unit, each unit consisting of one share of our (each of which is convertible into one share of our common stock), a Warrant , each of which is exercisable to purchase 0.5 of a share of our common stock (and which together are exercisable to purchase up to a total of 2,004,094 shares of our common stock). The Warrants have an exercise price of $3.91 per share (subject to adjustment). We received $10,347,522 as net proceeds from this financing. In order to induce the investors in the private placement to purchase our securities, we agreed to register their stock for resale with the SEC. We have filed the registration statement of which this prospectus forms a part in order to meet our obligations under that agreement. For more information about the reverse merger and the private placement you should read the section entitled “Reverse Merger and Private Placement.”

Employees

As of May 21, 2008, we had 56 employees, all of whom are full-time employees. 30 of our employees work in sales. 60% of our employees have college or higher degrees.

Executive Offices

Our executive offices are located at Suite 6B, 1440 Hongqiao Road Changning District, Shanghai, People's Republic of China 200336 and our telephone number is (011) 86- 215-080-5789.

The Offering

Offering by Selling Stockholders

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 6,012,282 shares of our common stock including:
•	4,008,188 shares of common stock that the selling stockholders may acquire on conversion of our Series A Preferred Stock; and
•	2,004,094 sharesof common stock issuable to the selling stockholders upon exercise of Warrants.

The shares being registered may be offered for sale by the selling stockholders from time to time. No shares are being offered for sale by the Company.

Common stock outstanding prior to Offering	15,991,811

Common stock offered by the Company	0

Total shares of common stock offered by selling stockholders	6,012,282 (representing approximately 27% of the shares of common stock currently outstanding).

Common stock to be outstanding after the offering (assuming conversion of the Series A Preferred being offered and exercise of all of the Warrants being offered).	22,004,093 shares.

Total dollar value of common stock being registered
The closing market price for the common stock on April 15, 2008, the date of closing of the sale of the shares of common stock in the private placement was $3.25. Using this value the dollar value of the 6,012,282 shares of common stock (including the shares underlying the Series A Preferred and Warrants) being registered was $19,539,917. The closing market price for the common stock on May 21, 2008 was $3.00. Using this value the total dollar value of the 6,012,282 shares of common stock (including shares underlying the Series A Preferred and Warrants) being registered is $18,036,846.

Use of Proceeds
We will not receive any of the proceeds from the sales of the shares by the selling stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price for those Warrants. Under the terms of the Warrants, cashless exercise is permitted but only after October 12, 2008 and then only if the underlying shares have not been registered. We intend to use any cash proceeds received from the exercise of the Warrants for working capital and other general corporate purposes. We cannot assure you that any of those Warrants will ever be exercised for cash or at all.

Our OTC Bulletin Board Trading Symbol	AAXT.OB

Risk Factors	See "Risk Factors" beginning on page 5 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

Risks Related to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We commenced our current line of business operations in recent years. Our limited operating history may not provide a meaningful basis on which to evaluate our business. Although our revenues have grown rapidly since inception, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

☐	raise adequate capital for expansion and operations;

☐	implement our business model and strategy and adapt and modify them as needed;

☐	increase awareness of our brands, protect our reputation and develop customer loyalty;

☐	manage our expanding operations and service offerings, including the integration of any future acquisitions;

☐	maintain adequate control of our expenses;

☐
anticipate and adapt to changing conditions in the hemodialysis market in which we operate as well as the impact of any changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

Our failure to compete effectively may adversely affect our ability to generate revenue.

We compete primarily on the basis of high product quality, technology and a broad array of related products, our extensive ongoing service coverage and good relationships with our clients. These competitive advantages are in part based on our suppliers’ design and engineering quality and in part on our employees and representatives’ personal relationships and consistent reliable service. There can be no assurance that we will maintain these advantages in the future. Although most hemodialysis equipment is now manufactured overseas, some competitors may establish manufacturing capabilities in the PRC to lower their costs and improve accessibility of after-sales services. Our local competitors may gain larger market share and reduce their costs by taking advantage of economies of scale. Developments of this kind could have a material adverse effect on our business, results of operations and financial condition. Further, our business requires large amounts of working capital to fund our operations. Our competitors may have better resources and better strategies to raise capital which could also have a material adverse effect on our business, results of operations or financial condition.

We rely on sales primarily to a single kind of customer in a single industry. Our long-term growth may be impaired if we are unable to expand our customer base beyond the hospital industry.

Nearly all of our sales are made to hospitals and medical facilities in the PRC and our products are in a specialized niche area of healthcare. If the medical industry in the PRC shrinks, our customer base and potential customers will have fewer resources for the purchase of our products, and our business, results of operations and financial condition could be adversely affected. Also if we are unable to broaden our product and service mix, our results may be adversely affected if demand for our product category diminishes.

If we are unable to fund our capital requirements for research and development, our growth and profitability may be adversely affected.

In order to diversify our product and service mix, we may need to make substantial and long-term investments in research and development to develop new products or new features for our existing products. If we are unable to fund such research and development efforts, our long-term market potential, income and financial condition could be impaired.

We do not have written contracts with all of our suppliers and rely heavily on a few suppliers, so we could be hurt by a change in the market for our supplies.

We rely heavily on Fresenius and Roche for our product supplies and are identified with them. If our relationship with either of them deteriorates or ends, it would likely have a negative impact on our business. Some of our suppliers are PRC companies with whom we have relationships, but no contracts. Although we believe that our supplies are generally available in the market and that we are not at great risk of disruption to these supply chains, there can be no guarantee that the markets for these supplies will not be disrupted, for business or economic reasons relating to a particular manufacturing sector, or for economic or political reasons affecting the PRC more generally.

We are responsible for the indemnification of our officers and directors.

Our bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are working to improve our internal accounting controls. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act Of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2008 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We do not have key man insurance on our Chairman and CEO, Mr. Chen, on whom we rely for the management of our business.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Chen Zhong, our Chairman and CEO. The loss of the services of Mr. Chen, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Chen will continue to be available to us, or that we will be able to find a suitable replacement for Mr. Chen. We do not carry key man life insurance for any key personnel.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

Our future success depends heavily upon the continuing services of the members of our senior management team, in particular our President and Chief Executive Officer, Mr. Zheng Chen and our Chief Financial Officer, Ms. Michelle Zhao. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

We do not presently maintain product liability insurance, and our property equipment insurance does not cover their full value, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. While product liability lawsuits in the PRC are rare and we have never experienced significant failures of our products, we cannot assure you that we would not face liability in the event of the failure of any of our products. We do not carry any property insurance to cover our real property or manufacturing equipment, nor do we have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

Risks Related to Doing Business in the PRC.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

We are a holding company. All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The hemodialysis industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for hemodialysis equipment. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In 2007 the PRC central bank raised interest rates five times. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

ABMT is subject to restrictions on paying dividends and making other payments to us.

We are a holding company incorporated in the State of Delaware and do not have any assets or conduct any business operations other than our investments in our subsidiaries. As a result of our holding company structure, we rely primarily on dividends payments from our subsidiary in China. However, PRC regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiary and affiliated entity in China is also required to set aside a portion of its after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “Governmental control of currency conversion may affect the value of your investment.” Furthermore, if our subsidiary or affiliated entity in China incurs debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we are unable to receive all of the revenues from our operations through contractual or dividend arrangements, we may be unable to pay dividends on our common stock even if we wish to pay dividends.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 12% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, where all of the Company’s revenue is derived, could have an adverse effect on our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our principal assets are located outside of the United States and all of our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and some directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

Both of our directors (as of ten days after the mailing of an information statement on Schedule 14f-1) and all of our officers reside outside of the United States. In addition, Shanghai Medical, which effectively functions as our operating subsidiary, is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in PRC face significant political, economic and legal risks. The Communist regime in the PRC, including a cumbersome bureaucracy, may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Risks Related to Our Common Stock.

Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other shareholders.

Our officers, directors and affiliates beneficially own approximately 66.4% of our Common Stock through Mr. Shao’s 100% holding of KAL. Chen Zhong, our Chairman and Chief Executive Officer, beneficially owns approximately and 93.9% of our operating company, Shanghai Medical. As a result, Mr. Shao is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporation transactions including business combinations. Yet Mr. Shao’s interests may differ from other shareholders. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock. See “Security Ownership of Certain Beneficial Owners and Management” under the “Reverse Merger and Private Placement” section of this Prospectus for more information regarding beneficial ownership of securities of our management.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

There is currently a limited trading market for our common stock.

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”). However, our bid and asked quotations have not regularly appeared on the OTC Bulletin Board for any consistent period of time. There is no established trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDQ Stock Market). You may not be able to sell your shares due to the absence of a trading market.

Our common stock may be also subject to the "penny stock" rules to the extent that the price is below $5.00, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. See "Market for our Common Stock" in this Prospectus. These requirements may further limit your ability to sell your shares.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

We are required, under the Registration Rights Agreement described in the “Reverse Merger and Private Placement” section of this Prospectus, to register for sale by the Investors and certain other parties all of the shares of Common Stock issuable upon conversion of Series A Preferred and exercise of Warrants issued in the private financing, and shares of Common Stock issuable upon conversion of Series A Preferred issued to KAL in the Share Exchange.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or Warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale of our common stock by the selling stockholders identified in the table below.

None of the selling stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had a material relationship of any kind with the Company.

The table set forth below lists the names of the selling stockholders as well as (1) the number of shares underlying the Series A Preferred acquired by each of the selling stockholders in the private placement that are being registered and (2) the number of shares underlying the Warrants acquired by each of the selling stockholders in the private placement that are being registered.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

After due inquiry and investigation and based on information provided by the selling stockholders, none of the selling stockholders has an existing short position in our stock.

Other than as described in this prospectus, we have not in the past engaged in any securities transaction with any of the selling stockholders, any affiliates of the selling stockholders, or, after due inquiry and investigation, to the knowledge of the management of the Company, any person with whom any selling stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons). In addition, other than in connection with the contractual obligations set forth in (i) share exchange agreement entered into between ATG, KAL, and ABM and (ii ) the securities purchase agreement (and the related registration rights agreement) entered into between the Company and each of the selling stockholders who invested in the private placement, we do not have any agreement or arrangement with any selling stockholder with respect to the performance of any current or future obligations.

Names of Selling Stockholder	Number of shares of common stock underlying Series A Preferred Stock owned prior to the offering	Number of shares of common stock underlying Series A Warrants owned prior to the offering	Number (and Percent) of shares of Common Stock beneficially owned prior to offering (1) (2)	Number of shares of Common Stock underlying Series A Preferred to be sold in offering	Number of shares of Common Stock underlying Warrants to be sold in offering	Number (and Percent) of shares of Common Stock beneficially owned after the offering (1) (3)

Investors in Private Placement

Pope Investments II LLC	1,919,017	959,509	2,878,526	1,919,017	959,509	*
			(15.3%)

Jayhawk Private Equity Fund II LP	799,591	399,795	1,199,386	799,591	399,795	*
			(7.0%)

Alder Capital Partners I LP	227,084	113,542	340,626	227,084	113,542	*
			(2.1%)

Alder Offshore Master Fund LP	92,753	46,376	139,129	92,753	46,376
			(* )

Ancora Greater China Fund, LP	207,894	103,947	311,841	207,894	103,947	*
			(1.9%)

Heller Capital Investments	179,108	89,554	268,662	179,108	89,554	*
			(1.7%)

Patara Capital Management LP	127,934	63,967	191,901	127,934	63,967	*
			(1.2%)

Chestnut Ridge Partners LP	95,951	47,975	143,926	95,951	47,975	*
			(* )

Matthew Hayden	32,623	16,312	48,935	32,623	16,312	*
			(* )

Paragon Capital LP	63,967	31,984	95,951	63,967	31,984	*
			(* )

Daybreak Special Situations Master Fund Ltd.	79,959	39,980	119,939	79,959	39,980	*
			(* )

Octagon Capital Partners	22,389	11,194	33,583	22,389	11,194	*
			(* )

Hua-Mei 21st Century Partners LP	127,934	63,967	191,901	127,934	63,967
			(1.2%)

Guerrilla Partners LP	31,984	15,992	47,976	31,984	15,992	*
			(* )

Total	4,008,188	2,004,094	6,012,282	4,008,188	2,004,094	*
			(27.3%)

___________

*	Less than 1%.

(1)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the table.

(2)
As of May 21, 2008 there were 15,991,811 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling stockholder on May 21, 2008, (a) the numerator is the number of shares of common stock beneficially owned held by such selling stockholder (including shares that he has the right to acquire within 60 days of May 21, 2008 ), and (b) the denominator is the sum of (i) the 15,991,811 shares outstanding on May 21, 2008 and (ii) the number of shares of common stock which such selling stockholders has the right to acquire within 60 days of May 21, 2008.

(3)
All of the shares held by each selling stockholder are being registered. Accordingly, assuming all the shares in the offering are sold, the number of shares beneficially owned will be zero and the percentage will be zero.

Plan of Distribution

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

USE OF PROCEEDS

We will not receive any of the proceeds from the sales of the shares of the common stock by the selling stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price for those Warrants. Under the terms of the Warrants cashless exercise is permitted but only after October 12, 2008 and then only if the underlying shares have not been registered.  We intend to use any cash proceeds received from the exercise of the Warrants for working capital and other general corporate purposes. We cannot assure you that any of the Warrants will ever be exercised for cash or at all.

REVERSE MERGER AND PRIVATE PLACEMENT

On April 15, 2008, ATG completed a number of related transactions through which it acquired control of Shanghai Medical, a PRC-based company. Shanghai Medical is now engaged in the business of distributing and selling HDE and Disposables, diagnostic products and services and providing consulting services. ATG acquired control through two separate transactions: (i) a restructuring transaction which granted control of Shanghai Medical to another PRC entity, ABMT, and (ii) a share exchange transaction transferring control of ABMT to ATG.

We refer to the restructuring transaction and the share exchange transaction together as the “reverse merger.” The purpose of the reverse merger was to acquire control of Shanghai Medical. ABMT did not acquire Shanghai Medical directly, by either issuing its own stock or paying cash for Shanghai Medical (or for ABMT) because under PRC law it is uncertain whether such a share exchange would be legal, and the terms of a cash purchase would not have been favorable to ABMT.

Restructuring Transaction: In the restructuring transaction, on April 15, 2008, ABMT executed a series of agreements with Shanghai Medical, as a result of which ABMT acquired control over Shanghai Medical’s business, personnel and finances as if it were a wholly owned subsidiary of ABMT (collectively, the "Entrustment Agreements").

Share Exchange: In the share exchange transaction, ATG acquired control of ABM, a British Virgin Islands holding company and the parent company of ABMT, by issuing to the stockholders of ABM shares of common stock in exchange for all of the outstanding capital stock of ABM. The stockholder of ABM with whom we did the share exchange was the sole holder, Kamick Assets Limited, a British Virgin Islands holding company (“KAL”) all of whose stock may be acquired in the future by our Chief Executive Officer, Mr. Chen Zhong, pursuant to a call option held by Mr. Chen.

Our current structure, after the reverse merger, is set forth in the diagram below:

Contractual Arrangement

PRC Entrustment Agreements

The following is a summary of the material terms of each of the Entrustment Agreements.

Consigned Management Agreement

The Consigned Management Agreement, among ABMT, Shanghai Medical, and all of the individual shareholders of Shanghai Medical, holding 98.15% of the outstanding equity interests in Shanghai Medical (the “Majority Shareholders”), provides that ABMT will provide financial, technical and human resources management services to Shanghai Medical that will enable ABMT to control Shanghai Medical’s operations, assets and cash flow, and in exchange, Shanghai Medical will pay a management fee to ABMT equal to 12% of Shanghai Medical’s annual revenue. The management fee for each year is due by January 31 of the following year. The term of the agreement is until ABMT acquires all of the equity or assets of Shanghai Medical; therefore, the agreement essentially provides for ABMT to control Shanghai Medical indefinitely.

Technology Service Agreement

The Technology Service Agreement, among ABMT, Shanghai Medical, and the Majority Shareholders provides that ABMT will provide technology services, including the selection and maintenance of Shanghai Medical’s computer hardware and software systems and training of Shanghai Medical employees in the use of those systems, and in exchange, Shanghai Medical will pay a technology service fee to ABMT equal to 3% of Shanghai Medical’s annual revenue. The technology service fee for each year is due by January 31 of the following year. The term of the agreement is until ABMT acquires all of the equity or assets of Shanghai Medical.

Loan Agreement

The Loan Agreement, among ABMT, Shanghai Medical and the Majority Shareholders, provides that ABMT shall, at its own discretion, entrust a bank (“Loan Bank”) to grant loan to Shanghai Medical, and they agree to execute the Entrusting Loan Agreement with the Loan Bank under the condition that it will abide by this Agreement and perform the obligations thereunder. The aggregate principal amount of the loan (“Total Principal”) shall be approximately RMB 56 million (which shall be equivalent to $8 million), and to secure the performance of the obligations assumed by the Majority Shareholders and ABMT, the Majority Shareholders agreed to pledge its equity to ABMT under the Equity Pledge Agreement described below. Furthermore, in accordance with the Loan Agreement, ABMT shall be entitled, at its own discretion, to provide the loan to each of the Majority Shareholders by delivering a three (3)-days’ prior written notice to the parties thereunder, and in exchange, such Majority Shareholders agreed that the loan would then be used to increase the registered capital of Shanghai Medical.

The loan is repayable upon the written notice send by ABMT to Shanghai Medical (the “Repayment Notice”) and at the option of ABMT either in cash or by transfer of Shanghai Medical’s equity or all of its assets to ABMT.

The loan does not bear interest, except that if (1) ABMT is able to purchase the equity or assets of Shanghai Medical, and (2) the consideration for equity transfer or for assets transfer, is higher than the Total Principal as a result of the requirements of the then applicable law or any other reasons, the excess shall be deemed to be the loan interest and /or utilizing fees of the loan to the largest extent being permitted by PRC Laws, and be repaid to ABMT by Shanghai Medical together with the Total Principal.

The effect of this interest provision is that, if and when permitted under PRC law, ABMT may acquire all of the equity or assets of Shanghai Medical by forgiving the loan, without making any further payment.

However, if the consideration for equity transfer or assets transfer is lower than the Total Principal thereunder, Shanghai Medical shall be exempted from the shortfall repayment obligation. The effect of this provision is that (insofar as allowable under PRC law) Shanghai Medical may satisfy its repayment obligations under the loan by transferring all of its equity or assets to ABMT, without making any further payment.

The Loan Agreement also contains promises from Shanghai Medical that during the term of the agreement, Shanghai Medical does not take certain actions without the prior written consent of ABMT, including (i) supplementing or amending its articles of association or bylaws, (ii) changing its registered capital or shareholding structure, (iii) transferring, mortgaging or disposing of any interests in its assets or income, or encumbering its assets or income in a way that would affect ABMT’s security interest, (iv) incurring or guaranteeing any debts not incurred in its normal business operations, (v) entering into any material contract (exceeding RMB 5,000,000, or approximately $700,000, in value), unless it is necessary for the company’s normal business operations; (vi) providing any loan or guarantee to any third party; (vii) acquiring or consolidating with any third party, or investing in any third party; and (viii) distributing any dividends to the shareholders in any manner. In addition, the Loan Agreement provides that at ABMT’s request, Shanghai Medical will promptly distribute all distributable dividends to the shareholders of Shanghai Medical.

The funds that ABMT used to make the loan came from the proceeds received by us, its indirect parent company, in the private placement transaction described above.

Exclusive Purchase Option Agreement

The Exclusive Purchase Option Agreement, among ABMT, Shanghai Medical, Majority Shareholders and Shanghai Health Industry Development Center ( “Industry Center”), holding 1.85% of equity interests of Shanghai Medical, provides that Shanghai Medical will grant ABMT an irrevocable and exclusive right to purchase all or part of Shanghai Medical’s assets, and the Majority Shareholders will grant ABMT an irrevocable and exclusive right to purchase all or part of their equity interests in Shanghai Medical, and Industry Center agreed to waive its pre-emptive right on the equity sold by Majority Shareholders irrespective of the conditions and price of purchase. Either right may be exercised by ABMT in its sole discretion at any time that the exercise would be permissible under PRC law, and the purchase price for ABMT’s acquisition of equity or assets will be the lowest price permissible under PRC law. Shanghai Medical and the Majority Shareholders are required to execute purchase agreements and related documentation within 30 days of receiving notice from ABMT that it intends to exercise its right to purchase.

The Exclusive Purchase Option Agreement contains promises from Shanghai Medical and the Majority Shareholders, including promises that they will only appoint candidates nominated by ABMT as the directors of Shanghai Medical, and shall not replace such candidates without ABMT’s prior written consent, voting to dissolve or declaring dividends, that could impair ABMT’s security interest in the equity of Shanghai Medical or reduce its value. These promises are substantially the same as those contained in the Loan Agreement described above.

The agreement will remain effective until ABMT or its designees have acquired 100% of the equity interests of Shanghai Medical or substantially all of the assets of Shanghai Medical. The exclusive purchase options were granted under the agreement on April 15, 2008.

Equity Pledge Agreement

The Equity Pledge Agreement, among ABMT, Shanghai Medical, and the Majority Shareholders, provides that the Majority Shareholders will pledge all of their equity interests in Shanghai Medical to ABMT as a guarantee of the performance of the Majority Shareholders’ obligations and Shanghai Medical’s obligations under each of the other PRC Entrustment Agreements. Under the Equity Pledge Agreement, the Majority Shareholders have also agreed (i) to cause Shanghai Medical to have the pledge recorded at competent PRC Bureau for Industry and Commerce, (ii) to deliver any dividends received from Shanghai Medical during the term of the agreement into an escrow account under the supervision of ABMT, and (iii) to deliver Shanghai Medical’s official shareholder registry and certificate of equity contribution to ABMT.

The Equity Pledge Agreement contains promises from Shanghai Medical and the Majority Shareholders that they will refrain from taking actions, such as voting to dissolve or declaring dividends, that could impair ABMT’s security interest in the equity of Shanghai Medical or reduce its value. These promises are substantially the same as those contained in the Loan Agreement described above.

Completion of the PRC Restructuring

Certain of the transactions contemplated by the Entrustment Agreements are in the process of being completed: (i) ABMT must complete the contribution of its registered capital and obtain a new business license from Beijing Branch of the PRC State Administration for Industry and Commerce to reflect the contributed capital; and (ii) after such contribution of the full amount of the registered capital, ABMT must transmit to Shanghai Medical the full principal amount of a loan made under the Entrustment Agreements.

According to relevant PRC regulations and the articles of association of ABMT, 15% of the registered capital of ABMT (the “First Installment”), amounting to $1.2 million shall be contributed within ninety (90) days after the issuance of its business license, and the remainder, amounting to $6,800,000, shall be paid within two years after such issuance. ABMT's temporary business license was issued on January 23, 2008 by Beijing Branch of the PRC State Administration for Industry and Commerce. The first installment was contributed following the closing of the reverse merger and private placement. The new business license was issued on May 7, 2008 by the Beijing Administration Bureau for Industry and Commerce.

The remaining portion of ABMT’s registered capital must be contributed and verified by January 23, 2010, two years after the issuance of its business license. We anticipate that these steps will be completed in advance of that date.

Private Placement

The other transaction we completed on April 15, 2008 was a private placement in which we raised funds through a private sale of securities that was exempt from the registration requirements of the Securities Act of 1933 (the “Act”), under Section 4(2) of the Act as a result of our compliance with Rule 506 of Regulation D promulgated under the Act. In the private placement we sold to certain accredited investors, for gross proceeds to us of $12.5 million, a total of 4,008,188 shares of our Series A Preferred (each of which is convertible into one share of our common stock, or 4,008,188 in the aggregate) and Warrants exercisable to purchase a total of 2,004,094 shares of common stock.

The agreements through which the reverse merger and the private placement were carried out are described in detail below.

Share Exchange Agreement

On April 15, 2008 ATG entered into and completed a share exchange agreement with (i) ABM; (ii) ABMT and (iii) KAL (a company that is wholly-owned and controlled by Mr. Shao Ganghua (all of whose stock may be acquired in the future by our CEO, Mr. Chen Zhong, pursuant to a call option held by Mr. Chen)), which owned 100% of the ABM stock. Under the terms of the share exchange agreement, KAL exchanged all of the outstanding shares of ABM for a total of 14,991,812 newly issued shares of ATG common stock. As a result of the share exchange, ATG acquired ABM as a wholly-owned subsidiary, and KAL became the holder of 94% of our common stock on a non-diluted basis (75% of our common stock assuming conversion of our newly-issued Series A Preferred and 66.9% of our common stock assuming conversion of our newly-issued Series A Preferred and exercise of all of the Warrants.)

In the PRC restructuring transaction described in this prospectus, which occurred at the same time as the share exchange, ABM gained control of an operating company, Shanghai Medical. Therefore, when we acquired control of ABM in the share exchange, we acquired indirect control of Shanghai Medical. As a result, at the time of the share exchange, (i) we ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act, (ii) ABM became our wholly-owned subsidiary, and (iii) through our newly-acquired indirect subsidiary ABMT we now control, through a series of contractual arrangements, Shanghai Medical..

Securities Purchase Agreement

Also on April 15, 2008 we entered into and closed on a securities purchase agreement with Pope Investments II LLC (“Pope”) and certain other investors listed in Exhibit A thereto for the sale of an aggregate of 4,008,188 shares of Series A Preferred Stock and 2,004,094 Warrants. Each share of Series A Preferred is convertible into one share of common stock subject to adjustment as described below. Accordingly, the Series A Preferred is convertible into a total of 4,008,188 shares of common stock. The Warrants are exercisable for an aggregate of up to 2,004,094 shares of common stock and have an exercise price of $3.91 per share. The Warrants expire on October 13, 2013.

Representations; Warranties; Indemnification: The securities purchase agreement contains representations and warranties by us and the investors which are customary for transactions of this type. The securities purchase agreement also obligates us to indemnify the investors for any losses arising out of any breach of the agreement or failure by us to perform with respect to the representations, warranties or covenants in the agreement.

Covenants/Investor Rights: The securities purchase agreement contains certain covenants on our part and grant the investors certain rights, including the following:

•      Subsequent financing participation. Until December 31, 2009, investors who continue to hold Series A Preferred have the right to participate in any subsequent sale of securities by the Company. Specifically, each such investor has the right to purchase a percentage of the total amount of securities sold in the subsequent sale equal to the percentage of the total amount of securities in the private placement purchased by such investor.

•      Consent for asset sale. The Company may not sell all or a substantial portion of its assets, except to a subsidiary, without the consent of the holders of a majority of the then-outstanding Series A Preferred Stock.

•      Investor relations fund. The Company must fund an escrow account with $300,000 in connection with investor and public relations. The escrow account was established through the General Escrow Agreement described below and was funded at the closing.

Terms of Series A Preferred Stock

The terms of our Series A Preferred are set forth in a Certificate of Designations, which we filed with the Secretary of State of the State of Delaware on March 13, 2008. Set forth below are the material terms of our Series A Preferred Stock:

Conversion and Anti-Dilution:  Each share of Series A Preferred is convertible at any time into one share of our common stock.

Voting: Holders of the Series A Preferred vote on an “as converted” basis together with the common stock, as a single class, in connection with any proposal submitted to stockholders to: (i) increase the number of authorized shares, (ii) approve the sale of any capital stock of the Company, (iii) adopt an employee stock option plan, and (iv) effect any merger, consolidation, sale of all or substantially all of the assets of the Company, or related consolidation or combination transaction. Holders of the Series A Preferred have a separate class vote on all matters that impact the rights, value, or ranking of the Series A Preferred Stock.

Liquidation Preference: In the event of a liquidation, dissolution or winding up, voluntary or involuntary, of the Company, the holders of Series A Preferred then outstanding will be entitled to receive, out of our assets available for distribution to our stockholders, an amount equal to $3.13 per share before any payment is made or any assets distributed to the holders of the common stock or any other stock that ranks junior to the Series A Preferred Stock. The holders rank senior to the common stock and to any other class or series of stock issued by the Company.

Dividends: The shares of Series A Preferred are not entitled to dividends unless the Company pays dividends, in cash or other property, to holders of outstanding shares of common stock. If the Company does pay dividends, each outstanding share of Series A Preferred will entitle its holder to receive dividends, out of available funds, equal to the dividends to which the common stock into which such share was convertible on the record date would have been entitled, had such common stock been issued.

Securities Escrow Agreement

As of April 15, 2008, we entered into a securities escrow agreement with Pope, as representative of the purchasers under the securities purchase agreement, KAL, and Tri-State Title & Escrow, LLC, as escrow agent wherein, as an inducement to the purchasers to enter into the securities purchase agreement, KAL agreed to deliver 4,008,188 shares of our common stock belonging to it as escrow shares to the escrow agent for the benefit of the purchasers, and to deliver some or all of those shares to the purchasers in the event the Company fails to achieve certain financial performance thresholds for the 12-month periods ending December 31, 2007 (“2007”) and December 31, 2008 (“2008”).

The earnings threshold for 2007 will be satisfied if the Company achieves earnings per share equal to or greater than $0.31.

“Earnings Per Share” for this purpose shall be calculated by dividing the lesser of Net Income and Cash from Operations, as reported in the 2007 financial statements plus any amounts that may have been recorded as charges or liabilities on the 2007 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of the Company (“2007 Net Income”) by the aggregate number of shares of then outstanding Common Stock on a fully-diluted basis, which number shall include, without limitation, the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding shares of Series A Preferred and the number of shares of Common Stock issuable upon the exercise of any then outstanding preferred stock, Warrants or options of the Company (“Outstanding Shares”).

The earnings threshold for 2008 will be satisfied if we achieve earnings per share equal to or greater than $0.45.

If we achieve less than 92% of the 2007 performance threshold, then all of the escrow shares will be delivered to the purchasers and distributed to them ratably according to the number of shares of Series A Preferred that each of them holds at that time.

If we achieve at least 92%, but less than 99%, of the 2007 performance threshold, then the escrow agent will deliver to the purchasers a percentage of the escrow shares determined by doubling the percentage by which the 2007 performance threshold was not achieved.

If we achieve 100% or more of the 2007 performance threshold, the 4,008,188 escrow shares will continue to be held in escrow.

If we achieve less than 92% of the 2008 performance threshold, then all of the escrow shares will be delivered to the purchasers and distributed to them ratably according to the number of Series A Preferred that each of them holds at that time.

If we achieve at least 92%, but less than 99%, of the 2008 performance threshold, then the escrow agent will deliver to the purchasers a percentage of the escrow shares determined by doubling the percentage by which the 2008 performance threshold was not achieved. The remaining escrow shares, if any, will then be returned to KAL.

If we achieve at least 100% of the 2008 performance thresholds, all of the 2008 escrow shares will be returned to KAL.

Investor and Public Relations Escrow Agreement

Also on April 15 2008, we entered into a general escrow agreement with Pope, as representative of the purchasers under the securities purchase agreement, and Tri-State Title & Escrow, LLC, as escrow agent. Under the agreement, $300,000 of the proceeds of the private placement was deposited into an escrow account with Tri-State Title & Escrow, LLC for use in investor and public relations.

Registration Rights Agreement

In connection with the private placement we entered into a registration rights agreement with the investors under which we agreed to prepare and file with the SEC and maintain the effectiveness of a “resale” registration statement providing for the resale pursuant to Rule 415 under the Securities Act of the following securities (collectively, the “registrable securities”).

1.	the 4,008,188 shares of common stock issuable on conversion of the Series A Preferred Stock;
2.
the 2,004,094 sharesof common stock issuable upon exercise of the Warrants purchased by the selling stockholders in the private placement (the shares described in paragraphs 1 and 2 being defined as the “initial registrable securitiess”);

3.	the 4,008,188 shares of common stock underlying the Series A Preferred held in escrow to be released to the investors in the event we fail to achieve certain performance targets for 2008 and 2009.

The agreement calls for us to maintain the effectiveness of the registration statement until either all shares registered under it have been sold or all shares registered under it may be sold without restriction under Rule 144 under the Securities Act.

The deadline for filing the registration statement covering the initial registrable securities is forty-five days after the closing date, or June 2, 2008 (the “initial filing deadline”). The deadline for obtaining the effectiveness of the registration statement is either (i) 150 days after the closing date, or September12, 2008, or (ii) if the SEC performs a full review of the registration statement, 180 days after the closing date or October 12, 2008.

In the event we are unable to register for resale under Rule 415 all of the registrable securities in the registration statement due to limits imposed by the SEC’s interpretation of Rule 415, we are required to file a registration statement covering the resale of such lesser amount of registrable securities as we are able to register pursuant to the SEC’s interpretation of Rule 415 and use our reasonable best efforts to have that registration statement become effective as promptly as possible and, when permitted to do so by the SEC, we will file subsequent registration statement(s) covering the resale of any registrable securities that were omitted from previous registration statement and use our reasonable best efforts to have such registration declared effective as promptly as possible.

The deadline for filing subsequent registration statements will be 30 days after we receive a written notice from any holder of Series A Preferred Stock, provided that the notice is delivered to us after the later of (i) a date six months after the effectiveness date of the most recently filed registration statement, or (ii) the date on which all registrable securities registered on all of the prior registration statements are sold.

If we fail to meet these deadlines or certain events of default occur under the registration rights agreement, we will be obligated to pay liquidated damages to each investor in an amount equal to one percent of the investor’s initial investment in the Series A Preferred for each month until the default is cured, subject to a cap of ten percent of the amount of the initial investment.

In addition to the registration rights described above, if at any time after the initial registrable securities have been registered for resale as described above, (i) holders owning 50% or more in interest of the registrable securities (other than the initial registrable securities) may request that the Company file a registration statement providing for the resale of all such registrable securities then held by such holders by giving written notice of such demand to the Company.

In addition to the foregoing registration rights, the registration rights agreement grants holders of registrable securities customary piggy back rights during any time when there is not an effective registration statement providing for the resale of the registrable securities.

Our failure to meet this schedule and other timetables provided in the registration rights agreement will result in the imposition of liquidated damages. No liquidated damages will accrue on any registrable securities which the SEC has requested (due to the application of Rule 415) us to remove from the registration statement and the required effectiveness date for such securities will be tolled until such time as we are able to effect the registration of those securities in accordance with any SEC restrictions.

Under the terms of our agreements with the placement agent entered into on October 16, 2007 and on May 14, 2008 we agreed that 821,429 shares of common stock and 400,819 shares underlying Warrants issued to the placement agent have the same rights as the Warrants issued to the investors.

On May 22, 2008, the placement agent waived its right to have all its shares and the shares underlying its Warrants included in the registration statement of which this prospectus forms a part.

 Lock-Up Agreements

Also on April 15, 2008, we entered into an agreement with KAL under which, in order to induce ATG to enter into the share exchange agreement, certain stockholders including Mr. Chen Zhong, our CEO, and Mr. Shao Ganhua, the owner of all the shares of KAL, and Belmont and CIS agreed that they will not sell or transfer any shares of our common stock until at least 12 months after the effective date of this registration statement of which this prospectus forms a part.
BUSINESS

OVERVIEW OF OUR BUSINESS

As a result of the consummation of the reverse merger, and the PRC restructuring transaction, we are now engaged in the business of distributing and selling HDE and Disposables. We also provide consulting services regarding product registration and clinical trials, hardware and facility operations of our customers and logistics regarding pharmaceuticals, Disposables and other supplies. Our principal product is HDE, which is mainly used by hospitals and other medical facilities. We have recently entered a contract to act as exclusive PRC representative of Roche for certain new diagnostic products and to provide diagnostic services and supplies, representing Roche. We also own 20% of Ningbo Tianyi Medical Device Co. Ltd., a domestic manufacturer of hemodialysis disposables.

Our customers are primarily hospitals and healthcare clinics treating kidney disease in the PRC. As the market for HDE and related products is still an emerging market, official data about the industry in general and competition in particular have not been readily available. We estimate that we sold more HDE than any other distributor in the PRC in 2006 and 2007. In 2006, we recognized revenue of $21,690,000 from sales of HDE. In 2007, we recognized revenue of $30,710,000 from sales of HDE. We sell our products both directly, through our sales employees, and indirectly, through 20 independent subdistributors. Our sales network covers greater Shanghai and other provinces in the highly populated East coast of the PRC.

Our service customers, addition to our dialysis customers, include Chinese and foreign developers of pharmaceuticals and medical devices wishing to obtain approval for sale in the PRC.

We generate our revenues from primarily from sales of HDE and related products also involved in the treatment of kidney disease, Disposables. Having a broad array of equipment, supplies and medicines used in the treatment of kidney disease, and especially with the addition of diagnostics, enables us to leverage our relationships with decision makers in medical facilities and allows our customers more options and flexibility to accommodate their special requirements, preferences and ongoing requirements.

Over time we plan to diversify our product offering, expand our geographic market coverage and expand our diagnostics, service centers and products, and ultimately to establish and manage hemodialysis treatment clinics. We have recently signed a two-year contract with Roche under which we will be the exclusive representative of Roche in certain of its diagnostic products throughout the PRC. These sales will require individual approval of pricing in each city or other locality.

Renal Industry Overview

We offer life-maintaining and life-saving dialysis products in a market which is characterized by a favorable demographic, economic and social development. In the PRC there are approximately 6,800 hospitals and clinics where patients can go to receive hemodialysis treatment, or one for every 192,000 people in the population (compared to 4,500 locations, or one for every 67,000 people in the US). Considering the vast distances which separate many people in the PRC, there is an urgent and growing need for more treatment locations and equipment. As the PRC economy grows and strengthens, there is a strong motivation to spread the treatment centers from the heavily populated Eastern cities to a far wider area of the country to make treatment available more widely throughout the country. The national government has recognized this by adopting a national health insurance program similar to Medicare and Medicaid in the U.S. This program, being implemented over the 2007-2010 period, is substantially increasing the people who can afford hemodialysis treatment.

End-Stage Renal Disease

End-stage renal disease (“ESRD”) is the stage of advanced chronic kidney disease that is characterized by the irreversible loss of kidney function and requires regular dialysis treatment or kidney transplantation to sustain life. A normally functioning human kidney removes waste products and excess water from the blood, which prevents toxin buildup, water overload and the eventual poisoning of the body. Most patients suffering from ESRD must rely on dialysis, which is the removal of toxic waste products and excess fluids from the body by artificial means. A number of conditions — diabetes, hypertension, glomerulonephritis and inherited diseases — can cause chronic kidney disease. The majority of all people with ESRD acquire the disease as a complication of one or more of these primary conditions.

There are currently only two methods for treating ESRD: dialysis and kidney transplantation. Scarcity of compatible kidneys limits transplants. Therefore, most patients suffering from ESRD rely on dialysis.

There are two major dialysis methods commonly used today, hemodialysis (“HD”) and peritoneal dialysis (“PD”). These are described below under “Dialysis Treatment Options for ESRD.” Based upon industry sources, we estimate the worldwide ESRD patient population was approximately 2.15 million at the end of 2007. Of these patients, we estimate that around 1.65 million were undergoing dialysis treatment, and approximately 500,000 people were living with kidney transplants. Of the estimated 1.65 million dialysis patients treated in 2007 approximately 90% million received HD and about 10% received PD. Generally, an ESRD patient’s physician, in consultation with the patient, chooses the patient treatment method, which is based on the patient’s medical conditions and needs.

Fresenius has estimated that the total number of patients who received dialysis for chronic ESRD was 1,400,000 at the end of 2007. Only approximately 80,000 of these patients were in the PRC. We expect this number to more than double over the next three years. In contrast to the growth rate of 3-5% in the developed countries in North America, Europe and Japan, where relatively easy access to modern treatment facilities is established, we expect a growth rate in the range of 15-30% in the PRC as the number of facilities and insurance coverage increases in a wider geographic area.

We believe that the continuing growth in the number of dialysis patients is principally attributable to:

•	increased general life expectancy,

•	shortage of donor organs for kidney transplants;

•	improved dialysis technology that makes life-prolonging dialysis available to a larger patient population;

•	greater access to treatment as more treatment centers open; and

•	better treatment and survival of patients with hypertension, diabetes and other illnesses that lead to ESRD.

Dialysis Treatment Options for ESRD

Hemodialysis.  Hemodialysis removes toxins and excess fluids from the blood in a process in which the blood flows outside the body through plastic tubes known as bloodlines into a specially designed filter, called a dialyzer. The dialyzer separates waste products and excess water from the blood. Dialysis solution flowing through the dialyzer carries away the waste products and excess water, and supplements the blood with solutes which must be added due to renal failure. The treated blood is returned to the patient. The hemodialysis machine pumps blood, adds anti-coagulants, regulates the purification process and controls the mixing of dialysis solution and the rate of its flow through the system. This machine can also monitor and record the patient’s vital signs.

Hemodialysis patients generally receive treatment three times per week, typically for three to five hours per treatment. The majority of hemodialysis patients receive treatment at outpatient dialysis clinics, where hemodialysis treatments are performed with the assistance of a nurse or dialysis technician under the general supervision of a physician.

According to government and industry reports, hemodialysis patients represented approximately 91-96% of all dialysis patients in the U.S., Europe and Japan, and 84% in the rest of the world, probably reflecting in part the more limited access to treatment centers and equipment in the developing world, including the PRC. Thus, hemodialysis is the dominant therapy method worldwide.

Peritoneal Dialysis.  Peritoneal dialysis removes toxins from the blood using the peritoneum, the membrane lining covering the internal organs located in the abdominal area, as a filter. Most peritoneal dialysis patients administer their own treatments in their own homes and workplaces, either by a treatment known as continuous ambulatory peritoneal dialysis or CAPD, or by a treatment known as continuous cycling peritoneal dialysis or CCPD. In both of these treatments, a surgically implanted catheter provides access to the peritoneal cavity. Using this catheter, the patient introduces a sterile dialysis solution from a solution bag through a tube into the peritoneal cavity. The peritoneum operates as the filtering membrane and, after a specified dwell time, the solution is drained and disposed. A typical CAPD peritoneal dialysis program involves the introduction and disposal of dialysis solution four times a day. With CCPD, a machine pumps or “cycles” solution to and from the patient’s peritoneal cavity while the patient sleeps. During the day, one and a half to two liters of dialysis solution remain in the abdominal cavity of the patient.

Description of Our Products and Services

Distribution:

Hemodialysis Equipment

Our principal products have been the Fresenius line of dialyzers (HD 4008B, CRRT, HD 4008S Basic, HD 4008S, HD 4008S-ONLINE, and HD 4008S-Online Plus and disposables (tubes, filters, catheters, etc.) used once in hemodialysis and then discarded, all used in hospitals and medical facilities.

Hemodialysis Disposables

Each hemodialysis treatment requires a number of sterile medical devices and supplies, such as catheters, clamps, filters, needles, tubes and containers, which are used once and then discarded. These Disposables, some of which are manufactured by our strategic 20%-owned manufacturing affiliate, Ningbo Tianyi, are a major product in our distribution. The medical facilities and healthcare providers need to coordinate inventories and delivery schedules of disposables with precision and reliability to assure quality patient care and to avoid disruption or adverse results. We assist our customers in fulfilling this need with our logistics and consulting services.

Hemodialysis Diagnostics

Treatment centers use diagnostic equipment and testing in connection with hemodialysis treatments to evaluate the elimination of certain components of the blood and to supplement others. We provide diagnostic services to hemodialysis treatment centers.

Services:

Our knowledge of the healthcare and regulatory system in the PRC enables us to provide valuable consulting services to both Chinese and international developers of pharmaceuticals and medical devices in connection with clinical testing, government review and registration and approval for distribution in the PRC. Out consulting clients include Roche (Roche Diagnostics and Roche Pharmaceuticals), the largest manufacturer of hemodialysis diagnostics products, Fresenius AG (Fresenius Medical Care), the largest manufacturer of hemodialysis machines in the world, and Nippon Mitsubisish Pharmaceuticals, one of the largest providers of hemodialysis pharmaceuticals.

Working with our partner, Fresenius, we provide hemodialysis hardware and facilities consulting and maintenance service.

With our partner Roche Diagnostics we have begun to offer diagnostics services to our hemodialysis customers. We believe that this business will expand as we further leverage our good relationships with healthcare facilities and providers and our working relationship with the world’s leading hemodialysis diagnostics company.

With support from our manufacturing partner, Ningbo Tianyi, we provide logistics (warehousing and distribution) services to our healthcare customers regarding hemodialysis Disposables.

Our Product/Marketing Strategy

Our current business, in alliance with world and Chinese leading companies, has made us the largest distributor in the hemodialysis market in China. Our product/marketing strategy focuses on using our relationships with our customers and subdistributors, strategic investors, strategic joint venture partners and suppliers and government regulatory officials. We believe that our management’s experience and reputation helps us to identify and assure high quality in the products and services which we offer, relevance and needs in our customer base and a practical knowledge of new medical devices and pharmaceuticals which can be approved in the PRC. Currently, we are focused on distribution of hemodialysis equipment and supplies in Eastern China, but believe that we can expand into other geographic markets and expand our products and services to our existing and future customers.

Implementing our product/marketing strategy involves the following:

Expanding and Strengthening Our Product Lines. We hope to leverage our relationships and technical expertise to expand our product offerings by adding new pharmaceutical and medical devices to our products.

Expanding and Strengthening Our Distribution Network in the PRC and then outside of the PRC. Our success so far has been in part because our focus has been on the richest and largest city in the PRC in an era when much healthcare, including hemodialysis, has been on a pay as you go basis, with limited health insurance resources. Over the next few years, as the new governmental national health insurance program spreads to cover many more people, distributing hemodialysis equipment and Disposables will become economically feasible in vast new areas of China and will become available to millions more people. We plan to expand our distribution of our current products to other strategic regions of the PRC both through directly and through possible acquisitions. We believe that our experience and size will permit us to achieve economies of scale in this process.

Sales and Marketing

We sell our products directly through our sales employees and indirectly through independent subdistributors. As of the date of this Prospectus, we have 20 of our 45 employees engaged in sales. In addition we have 20 outside sales representatives covering Shanghai, and parts of Eastern China. Our representatives develop relationships on our behalf and generate purchase orders, which we fill directly, paying a performance-based commission to the representatives.

Suppliers

We purchase hemodialysis equipment at wholesale prices from Fresenius and resell it at higher prices. For three years we have had a distribution agreement with Fresenius which makes us the exclusive distributor of their products in greater Shanghai. Of Fresenius’ five PRC distributors we are by far the largest and we believe that we have a good long-term relationship with Fresenius, which has seconded one of their employees to work at our company.

Under our agreement effective January 1, 2008 with Roche, we are the exclusive distributor of Roche’s Coaguchek XS and PT Test diagnostics products in the PRC from January 1, 2008 until March 31, 2010.

We purchase Disposables from our affiliated manufacturer, Ningbo Tianyi, and others. We purchase Pharmaceuticals from our joint venture partners, Roche and Nippon Mitusbishi Pharmaceutical, and others. We generally have long-term relationships with our suppliers, but no written contracts with them as the materials we need are generally available in the market.

Customers

Our current customers number over 200 medical facilities in metropolitan Shanghai and Eastern China. They include 60 hospitals, including the five largest hospitals in Shanghai, and 30 public health. The following table presents, for the periods indicated, our largest customers by revenue:

Customer	Amount purchased (in RMB)	Amount purchased ($)	Percentage of Total Purchases (%)
Heilongjiang Changji Medical Equipment Co. Ltd.	17,196,581.19		2,199,754.55	9.61%
Changchun Jinli Medical Equipment Co. Ltd.	16,512,820.53		2,112,289.16	9.23%
Shanghai Zhenwei Medical Equipment Co. Ltd.	10,098,600.02		1,291,794.05	5.64%
Shanghai Guangci Medical High technology Co. Ltd.	8,529,098.29		1,091,026.32	4.77%
Nanjing Dakang Medical Equipment Co. Ltd.	8,201,751.29		1,049,152.71	4.58%
Shanghai Beiyi Commercial & Trade Co. Ltd.	7760,860.92		992,754.83	4.34%
Suzhou Songhe Economic & Trade Co. Ltd.	7,049,706.42		901,785.28	3.94%
Shenyang Yiliao Commercial & Trade Co. Ltd.	6,871,794.87		879,027.17	3.84%
Beijing Hongxinhua Science & Trade Co. Ltd.	6,769,230.78		865,907.36	3.78%
Shanghai Jingan Center Hospital	6,721,591.47		859,813.43	3.76%

Technology and Research and Development

We are doing research and development on diagnostics with Roche Diagnostic, the world leader in this field.

For the fiscal year ended December 31, 2007 and 2006, respectively, we expended approximately $4,000,000 and $3,000,000 on R&D activities.

Competition

Hemodialysis Equipment

Our main competitors in the distribution of HDE and their estimated share of the PRC market are Nanjing Darui (8%), Chengdu Feiya (8%) and Guangdong Dipong (7%). We believe that we are the leading HDE distributor in the PRC, with approximately 10% of the national market. We are by far the largest Fresenius distributor in China. Our supplier, Fresenius, is the leading manufacturer exporting to the PRC, with about 45% market share. Its main competitors and their estimated shares of the PRC market are Nippon Manufacture (25%), Gambro’s (15%) and Baxter International (5%) . So far, no Chinese manufacturers have become competitive with the global market leaders who compete in China.

Intellectual Property

Patents

We hold the following patents:

Application No.	Bulletin No.	Applicant	Name of the Patent	Author	Publication Date	Issuance Date
200510028341.0	1903206A	Shanghai Medical	Alprostadil Lyophilize Emulsion and Its Producing Means	Xiang Wei	July 29, 2005	January 31, 2007

Utility Model of Platelet Collection and Storage System:

Certificate No.	Patent No.	Patentee	Author	Application Date	Issuance Date
625562	ZL 03229879.X	SPHIC	Bao Ping	March 28th, 2003	July 7th, 2004

On October 10th, 2005, Shanghai Medical entered into the Patent Transfer Agreement with Shanghai Pharmaceutical & Hemo -Tech International Co., Ltd. (“SPHIC”), which provided that SPHIC should transfer the above patent for utility model to Shanghai Medical. Shanghai Medical is processing such transfer procedures.

Certificate No.	Patent No.	Patentee	Author	Application Date	Issuance Date
624113	ZL 03229880.3	SPHIC	Bao Ping	March 28th, 2003	July 7th, 2004

On October 15th, 2005, Vantage entered into the Patent Transfer Agreement with SPHIC, which provided that SPHIC should assign its above patent for utility model to Vantage. Pursuant to the confirmation of SPHIC, Vantage has paid up the fees for such patent transfer. According to the explanation of Vantage, it is processing such transfer procedures.

Other Intellectual Property Rights Protections in the PRC.

In addition to patent and trade secret protection law in the PRC, we also rely on contractual confidentiality provisions to protect our intellectual property rights. Our R&D personnel and executive officers are subject to confidentiality agreements to keep our proprietary information confidential. In addition, they are subject to a one-year covenant not to compete following the termination of employment with our company. Further, they agree that any work product belongs to our company.

Insurance

We currently do not carry any product liability or other similar insurance, nor do we have property insurance covering our plant, manufacturing equipment and office building. While product liability lawsuits in the PRC are rare and Shanghai Medical has never experienced significant failures or accidents, there can be no assurance that Shanghai Medical would not face liability in the event of any failure or accident.

Shanghai Medical maintains social insurance for their staff and employees in accordance with relevant compulsory requirements under the PRC laws and have compulsory insurance and fixed-sum insurance for cars and other vehicles.

Employees

Presently, we have 56 full-time employees. 60% of our employees have college or higher degrees.

Government Regulation

On January 4, 2000, PRC National Congress promulgated Regulations for the Supervision and Administration of Medical Appliances in effect on April 1, 2000, which provided the regulations regarding the production, operation and usage of medical appliance. On August 9, 2004, State Food and Drug Administration (former State Drug Supervision and Administration Bureau) promulgated Measures for the Administration of Licenses for Medical Appliance Operation Enterprises in effect on the promulgation date, which provided the conditions, procedures and modification of application for licenses of Medical Appliance Operation Enterprise.

Shanghai Medical holds a License for Medical Appliance Operation Enterprises (Hu Yao Guan Xie Jing Ying Xu No. 05305202) issued by Shanghai Food and Drug Administration on June 7th, 2005. The licensed scope shall be the third class: extracorporeal circulation and blood purification/disposal system and puncture needle, the validity term of which shall be five years. SPHIC holds a License for Medical Appliance Operation Enterprises (No.Hu 141411) issued by Shanghai Food and Drug Administration on August 27th, 2007, the valid term of which is from September 26th, 2007 to September 25th, 2012.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice (the "October Notice"), effective as of November 1, 2005, and implementation rules in May 2007, which require registration with SAFE by the PRC-resident shareholders of any foreign holding company of a PRC entity. In the event that Mr. Chen Zhong, a PRC resident, acquires all the shares of KAL pursuant to the Call Option Agreement dated as of April 14, 2008 between Mr. Chen and Shao Ganghua, these regulations will apply to Mr. Chen Zhong. In the absence of such registration, the PRC entity (in our case both ABMT and Shanghai Medical) cannot remit any of its profits out of the PRC as dividends or otherwise. At present, ABMT has obtained a SAFE certificate from SAFE’s Beijing office on March 17, 2007. Our PRC counsel advised us that the SAFE certificate will allow ABMT to distribute dividends and profits out of the PRC.

Pursuant to the new PRC enterprise income tax law effective on January 1, 2008, general enterprises are subject to income tax at an effective rate of 25%. ABMT is attempting to apply to be treated as a high-technology company, but there can be no assurance that this will bring us any tax preference.

Other than the foregoing, Shanghai Medical is not subject to any other significant government regulation of its business or production, or any other government permits or approval requirements, except for the laws and regulations of general applicability for corporations formed under the laws of the PRC.

As of the date of this Prospectus, we believe we are in compliance with all relevant PRC rules and regulations with regards to our facilities, supply and overall operation as a distributor of our products.

Organizational History of Aamaxan Transport Group, Inc.

We were incorporated on June 3, 1998 under the laws of the State of Delaware as Worthington Venture Fund Inc. "Worthington Delaware"). On August 14, 1998, Worthington Delaware's name was changed to Admax Technology, Inc. ("Admax"). On August 28, 1998, Admax merged with Worthington Venture Fund, Inc. ("Worthington Utah"), a non-operating Utah shell corporation, and changed its name to Aamaxan Transport Group, Inc.

Prior to the reverse merger transaction discussed in this Prospectus, the Company was considered a "shell company" as it had no or nominal operations. During the years ended January 31, 1999 and 2000, the Company attempted to acquire certain companies and assets. Although acquisition agreements were executed, shares of common stock were issued and only partially cancelled and funds advanced, these acquisitions did not close and the acquisitions were written off. The Company was dormant from mid-2000 until recently. On or about May 11, 2006, the Company's registration statement filed with the SEC on Form 10-SB became effective. Accordingly, at that time the Company resumed the filing of periodic reports with the Securities Exchange Commission.

On April 15, 2008 we completed the reverse merger and private financing described above. Our former sole director and officer resigned from his executive positions effective April 15, 2008, and resigned as a director effective April 25, 2008, ten days after a Form 14F-1 was filed with the SEC and distributed to our shareholders. Since April 15, 2008 Mr. Chen Zhong has been serving as our Chairman and Chief Executive Officer and Ms. Michelle Zhao has been serving as our Chief Financial Officer. Mr. Chen Zhong holds an option to buy a 100% ownership interest in KAL. Messrs. Chen Zhong and Ms. Zhao each hold similar management positions at KAL, ABMT and Shanghai Medical. As a result of the reverse merger, ABM became our wholly-owned subsidiary, and ABMT became our indirectly wholly-owned subsidiary.

Organizational History of Kamick Assets Limited, Asia Business Management Group Limited, Anhante (Beijing) Medical Technology Co., Ltd. and Shanghai Medical Technology Co., Ltd.

KAL was incorporated on September 30, 1999 in the Territory of the British Virgin Islands. ABM, a wholly-owned subsidiary of KAL, was incorporated as Kunsite Assets Limited in the Territory of the British Virgin Islands on August 12, 1999. On February 21, 2000 its name was changed to Asia Business Management Group Limited. On January 23, 2008, ABMT was incorporated by ABMT under the PRC law. Prior to the reverse merger, none of KAL, ABM or ABMT had any business operations, assets or liabilities, apart from fundraising activities for Shanghai Medical and serving as Shanghai Medical’s holding companies.

Shanghai Medical was initially formed as a limited liability company in the PRC on June 28, 2005 under the name of Shanghai Atrip Medical Technology Co., Ltd. by Chen Zhong, Yang Fang, Zhang Zhongquing, Wang Xueyou and Shanghai Health Industry Development Center, holding 28.4%, 28.3%, 10%, 28.3% and 5% of the equity interests in Shanghai Medical, respectively. Shanghai Medical was initially formed to engage through subsidiaries in the business of distributing and selling HDEand Disposables.The registered capital of Shanghai Medical was RMB 1,000,000. Pursuant to an Agreement of Transfer of Equity Interests, on December 5, 2006 Chen Zhong transferred his 28.4% interest to Xu Min. Pursuant to an Agreement of Transfer of Equity Interests, on March 27, 2007 Xu Min and Zhangqing transferred, respectively, 28.4% and 10% of the equity interests in Shanghai Medical to Chen Zhong and Wang Xueyou transferred 14.1% of the equity interests to Chen Zhong and 14.2% to Yang Fang. On June 5, 2007, Shanghai Medical’s registered capital was increased to RMB 10,000,000 and Vantage Pharmaceutical Technology Co., Ltd. (“Vantage”) subscribed for capital of RMB 6,300,000 through a contribution of intellectual property. On August 29, 2007 pursuant to an Equity Interests Transfer Agreement, Yang Fang and Vantage transferred 11.475% and 63%, respectively, of the equity interests to Chen Zhong. At present the shares of capital stock of Shanghai Medical are held as follows: Chen Zhong 93.9%, Yang Fang 4.25% and Industry Center 1.85%. Shanghai Medical currently has four subsidiaries. . As stated above, shareholders holding an aggregate of 98.15% of Shanghai Medical’s equity, which, has been pledged to ABMT along with irrevocable proxies.

Set forth below is the percentage of ownership interest in Shanghai Medical owned by each of the members of the board of directors and executive officers of the Company as of May 21, 2008:

Name	Position	Ownership Percentage

Chen Zhong	CEO, Director, Chairman of the Board	93.9%

Total		93.9%

DESCRIPTION OF PROPERTY

Shanghai Medical does not own any real estate. Our offices are housed in a rented building located in Hongqian Road, Changning District, Shanghai, PRC. We believe that our offices are adequate for our current business activities. The details for the lease refer to the following:

No.	Lessor	Location of Building	Area (㎡)	Term	Rent (Yuan)	Certificate of Real Estate Ownership No.
1	Shanghai Shenkang Hotel	6B, 1440 Hongqiao Road, Shanghai	55	June 1st, 2005 to May 31st, 2008	30,000/six months
2	Shanghai Kejing Estate Development Co., Ltd.	Floor 2, Tower A, Building 8, Niudun Road, Shanghai	86.15	January 1st, 2008 to December 31st, 2008	50,000/ month	Hu Fang Di Pu Zi (2004) 017244

FINANCIAL INFORMATION

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
RESULTS OF OPERATION

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including statements in the following discussion, which are not statements of historical fact, may be deemed to be "forward-looking statements" which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "will," "hopes," "seeks," "believes," "anticipates," "expects," and the like, often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to the present and future operations of Shanghai Medical Technology Co., Ltd. (the "Company," and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this prospectus and in the Company's other filings with the Securities and Exchange Commission. No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results. These forward-looking statements are made as of May 23, 2008, the date of the filing of this registration statement on Form S-1, and the Company undertakes no responsibility to update these forward-looking statements.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited pro forma consolidated financial statements of ATG for the three months ended March 31, 2008 and March 31, 2007 and the year ended December 31, 2007 and the financial statements of Shanghai Medical and accompanying notes for the fiscal years ended December 31, 2007 and December 31, 2006 annexed to this Prospectus.

OVERVIEW

We are a medical equipment and supply distribution company established in 2004. We are a leading distributor of supplies and equipment in the hemodialysis industry in Eastern China with our principal clients based in Shanghai. Our products are produced by two large foreign multinationals, Roche (Roche Diagnostics and Roche Pharmaceuticals) and Fresenius, AG. (“Fresenius”) and by a China based OEM, of which we own 20%.

Our strategy is two-fold:

First, we are planning to expand our geographic reach within the PRC by expanding our distribution channels through a traditional Western-style marketing plan into the main commercial markets in China, including, but not limited to, the Pearl River Delta, Beijing and other first tier markets in Eastern China. We believe that this development will be enhanced by recent National Medical Reform within the PRC creating a national healthcare system which we anticipate can allow for a substantial increase in hemodialysis treatments within the PRC over the next decade.

Second, we are planning to expand our business vertically in the hemodialysis field. Currently, we own 20% of a domestic manufacturer of disposable supplies for hemodialysis and plan to expand our presence within production of both equipment and supplies. Disposable supplies are the tubing filters and other disposable items necessary with each hemodialysis treatment. In addition to our current channels, we are intend to launch a chain of diagnostic and treatment centers in the PRC similar to those found in America and other Western nations.

We believe that this vertical integration coupled with geographic expansion against the background of the rapid expansion of China’s middle class and the new National Healthcare program can provide a solid foundation for the expansion of our business.

Our long-term objective is to become a fully integrated medical company in the world’s fastest growing economy; expanding our lead in the hemodialysis and related industries and creating value for patients and their service providers.

Fiscal Years Ended December 31, 2007 and 2006

RESULTS OF OPERATIONS

The following table shows our operating results for the fiscal years ended December 31, 2007 and 2006.

	2007	2006	Increase/ Decrease	Precentage Increase/ Decrease

Net revenues	$34,966,210	$24,092,500	$10,873,710	45.13%
Cost of sales	($21,521,706)	($13,886,632)	($7,635,074)	54.98%
Gross profit	$13,444,504	$10,205,868	$3,238,636	31.73%
Selling	($899,668)	($507,272)	($392,396)	77.35%
General and administrative	($1,654,103)	($610,664)	($1,043,439)	170.87%
Operating income	$10,890,733	$9,087,932	$1,802,801	19.84% %
Interest income, net	$17,092	$10,773	$6,319	58.66%
Income before income taxes	$10,951,995	$9,098,705	$1,853,290	20.37%
Net income	$7,227,560	$6,083,188	$1,144,372	18.81%
Comprehensive income	$7,851,255	$6,289,526	$1,561,729	24.83%

Net Revenues

Net revenues were $34,966,210 for the fiscal year ended December 31, 2007, an increase of $10,873,710 or 45.13% from $24,092,500 for the fiscal year ended December 31, 2006. Our revenues increased primarily as a result of increase in sales volume in Shanghai and the surrounding district. The increase in sales was primarily due to more sales representatives and marketing work in 2007, additional hospitals and clinics added as customers in 2007, also more patients covered by government payment (insurance).

Hemodialysis equipment and related disposables have been our principal products since inception, generating almost all of our sales. During the nine months ended December 31, 2007, hemodialysis and disposable sales accounted for 99.5% of our net sales.

Cost of Sales

Cost of sales rose to $21,521,706 for the fiscal year ended December 31, 2007, an increase of $7,635,074 or 54.98% from $13,886,632 for the fiscal year ended December 31, 2006. Cost of sales measured as a percentage of net revenues was 61.55%, an increase from 57.63% in 2006. The increase in cost of sales was principally driven by the increase in marketing and sales volume.

Our largest supplier is Fresenus. We purchase all disposable goods from suppliers in the PRC, and have established and maintained good relationships with them. The following charts show the list of our main suppliers in fiscal 2007 and 2006.

Fiscal Year Ended December 31, 2007

Supplier	Amount purchased (in RMB)	Amount purchased ($)	Percentage of Total Purchases (%)
Anhui Xiante Medical Equipment Co. Ltd.	1,386,130.18	177,311.18	1.13%
FreseniusMedical Products (Shanghai) Co. Ltd	115,035,130.70	14,715,079.08	94.06%
NiboTianyi Medical Equipment Co. Ltd.	5,776,623.54	738,934.89	4.72%
China Medical Equipment Co. Ltd.	103,694.00	13,264.34	0.09%

Fiscal Year Ended December 31, 2006

Supplier	Amount purchased (in RMB)	Amount purchased ($)	Percentage of Total Purchases (%)
Anhui Xiante Medical Equipment Co. Ltd.	841,023.12	107,582.11	0.82%
FreseniusMedical Products (Shanghai) Co. Ltd	99,100,107.25	12,676,700.64	96.69%
NiboTianyi Medical Equipment Co. Ltd.	2,042,516.62	261,274.91	1.99%
China Medical Equipment Co. Ltd.	513,465.5	65,681.55	0.50%

Gross Profit

Gross profit for the fiscal year ended December 31, 2007 was $13,444,504 up 31.73% from gross profit of approximately $10,205,868 for 2006. Gross profit margin was 38.45% for the fiscal year ended December 31, 2007 compared to 42.36% for 2006. This decrease of gross margin was due to increasing competition, especially at the larger Level 3 hospitals, which put pressure on the prices we could charge.

Selling, General and Administrative Expenses

Selling expenses were $899,668 for the fiscal year ended December 31, 2007, an increase of $392,396 or 77.35% from $507,272 for the fiscal year ended December 31, 2006. We have incurred more expenses in launching our addition sales volume, together with more marketing activities, including the sustainable training and education programs in doctors and sales representatives. General and administrative expenses were $1,654,103 for the fiscal year ended December 31, 2007, an increase of $1,043,439 or 170.87% from $610,664 for the fiscal year ended December 31, 2006. The increase was due to our efforts in restructuring management to meet the requirements of an expanding enterprise and the financing activities. We have a total of more than 45 people in Shanghai Medical Technology. We have a sales & marketing team of 20 people and have a logistic support team of 10 people. In addition, we have 8 employees in Shanghai and Beijing, working in R&D and registration. Nevertheless, selling expenses and general and administrative expenses remained low during the fiscal year ended December 31, 2007, at 7.30% of net revenues, compared to 4.64% of net revenues for 2006. As we prepare to increase sales and more aggressively address market opportunities, we anticipate an expansion of our sales force to better respond to the market. In addition, we expect that general and administrative expenses will increase for the foreseeable future as a result of our expected continued growth and geographical expansion as well as the costs of fund raising and reporting requirements once we become a public company.

Operating Income

Operating Income was $10,890,733 for the fiscal year ended December 31, 2007, an increase of $1,802,801 or 19.84% from $9,087,932 for the fiscal year ended December 31, 2006. Our operating margins decreased from 37.72% for the fiscal year ended December 31, 2006 to 31.15% for the fiscal year ended December 31, 2007. This operating margin decrease was principally due to decrease of gross margin and increase of selling expenses and administrative expenses There is an increasing number of competitive bids required by purchasing policies of hospitals and medical institutions in the China market, stimulated by additional government regulations presently.

Income taxes

Although we are subject to United States taxation, we do not anticipate incurring significant United States income tax liability for the foreseeable future because:

☐	we do not conduct any material business or maintain any branch office in the United States

☐	the earnings generated from our non-U.S. operating companies are generally eligible for a deferral from United States taxation until such earnings are repatriated to the United States, and

☐
we believe that we will not generate any significant amount of income inclusions under the income imputation rules applicable to a United States company that owns "controlled foreign corporations" for United States federal income tax purposes.

Provision for income tax was $3,709,818 for the fiscal year ended December 31, 2007, an increase of $707,247 or 23.55% from $3,002,572 for the fiscal year ended December 31, 2006. We conduct all our operations through our PRC operating companies and we are governed by the PRC Enterprise Income Tax Laws. PRC enterprise income tax is calculated based on taxable income determined under PRC GAAP. In accordance with the Income Tax Laws, a PRC domestic company is subject to enterprise income tax at the rate of 33%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. A PRC domestic company is also subject to local taxes. We were fully taxed at the rate of 33% for the fiscal years ended December 31, 2007 and 2006 respectively.

Minority interests

Minority interests were $14,617 for the fiscal year ended December 31, 2007, an increase of $1,672 or 41.05% from $,12,945 for the fiscal year ended December 31, 2006. The increase is due to an increase in net income before minority interests.

Net Income

Net income was $7,227,560 for the fiscal year ended December 31, 2007, an increase of $1,144,372 or 18.81% from $6,083,188 for the fiscal year ended December 31, 2006. Net profit margin was 20.67 % for the fiscal year ended December 31, 2007 compared to 25.25 % for the same period in 2006 because the increase in our expenses in expanding our sales, and in restructuring management to meet the requirements of an expanding enterprise, was larger than the increase in sales.

Foreign Currency Translation Adjustments

During the fiscal years ended December 31, 2007 and 2006, the Renminbi rose steadily against the U.S. dollar. As a result of the appreciation of the Renminbi, we recognized a foreign currency translation gain of $623,695 and $206,338, respectively. Given the uncertainty of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations or financial conditions, but the fluctuation of the Renminbi may materially and adversely affect your investment if the current trend of appreciation of Renminbi is reversed.

All of our revenue and expenses in fiscal 2007 and 2006 were denominated in Renminbi. The income statement accounts were translated at the yearly average exchange rate of $1 to RMB 7.98189 and the balance sheet items, except the equity accounts were translated at the year end rate of $1 to RMB 7.81750. The equity accounts were stated at their historical rate when corresponding transactions happened. The exchange rate on April 3, 2008 was $1 to RMB 7.01600.

Inventory

Inventory was $1,206,676 for the fiscal year ended December 31, 2007, an decrease of $92,458 or 7.6% from $1,299,134 for the fiscal year ended December 31, 2006. The decrease is due to better control over the balance of purchase and sales volume of the products

Accounts Receivable

The following table provides information, as of December 31, 2007, as to our accounts receivable from our five largest customers.

Customers	Receivable amounts (RMB)	Receivable amounts (US$)	Percentage of Total receivables (%)
Nanjing Dakang Medical Equipment Co.Ltd.	1,275,944	174,450	7%
Heilongjiang Jichang Medical Equipment Co.Ltd.	1,416,400	193,653	8%
Changchun Jinli Medical Equipment Co.Ltd.	1,665,000	227,643	9%
Shanghi Zhongshan Hospital	1,864,616	254,934	11%
Ningbo Tianyi Medical Equipment Co. Ltd.	2,015,520	275,566	11%
Total	18,237,480	1,126,247	47%
Total Accounts Receivable	17,613,982	2,408,223	100%

1.1 Alprostadil Lyophilize Emulsion and Its Producing Means

Application No.	Bulletin No.	Applicant	Author	Publication Date	Issuance Date
200510028341.0	CN 1903206A	Shanghai Medical	Xiang Wei	July 29th, 2005	January 31st, 2007

2 Platelet Collection and Storage System

Certificate No.	Patent No.	Patentee	Author	Application Date	Issuance Date
625562	ZL 03229879.X	SPHIC	Bao Ping	March 28th, 2003	July 7th, 2004

On October 10, 2005, Shanghai Medical entered into the Patent Transfer Agreement with SPHIC, which provided that SPHIC should transfer the above patent for utility model to SMT. Pursuant to the confirmation of SPHIC, SMT has paid up the fees for such patent transfer, such transfer procedure is in the process.

2. Intellectual Property of Vantage

2.1 Endoscopic Bi-chamber Drug Delivery System

Certificate No.	Patent No.	Patentee	Author	Application Date	Issuance Date
624113	ZL 03229880.3	SPHIC	Bao Ping	March 28th, 2003	July 7th, 2004

On October 15, 2005, Vantage entered into the Patent Transfer Agreement with SPHIC, which provided that SPHIC should assign its above patent for utility model to Vantage. Pursuant to the confirmation of SPHIC, Vantage has paid up the fees for such patent transfer. According to the explanation of Vantage, it is processing such transfer procedures.

Liquidity and Capital Resources

Historically, we have financed our business with cash flow from operations and used shareholders’ equity investment and retained earnings to cover capital expenditures.

Working capital mainly consists of inventory, salaries, operation overhead (auxiliary materials, utilities, etc.) and finance expenses. Inventory purchases comprise the majority of our working capital.

Our working capital requirements may be influenced by quite a few factors, including cash flow, competition, our relationships with suppliers, logistic and inventory management, the availability of credit facilities and financing alternatives, none of which can be predicted with high level of certainty.During the last two years the availability of credit facilities in the PRC has become tighter, as the government has been taking steps to moderate inflation. So far these measures have not materially affected our operations. We believe that, following our recent private placement financing, we have sufficient working capital to proceed with our business plans.

The following is a table of our contractual obligations and the periods during which payments are due.

	Payments due by period
Contractual obligations	Total (RMB)	Less than 1 year (RMB)	1-3 years	3-5 years	More than 5 years
[Long-Term Debt Obligations] none
[Capital Lease Obligations] none
[Operating Lease Obligations] none
[Purchase Obligations]	4,680,597.38	4,680,597.38
[Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP] none
Total	4,680,597.38	4,680,597.38

(ii) Definitions: The following definitions apply to this table:

(A) Long-Term Debt Obligation means a payment obligation under long-term borrowings referenced in FASB Statement of Financial Accounting Standards No. 47 Disclosure of Long-Term Obligations (March 1981), as may be modified or supplemented.

(B) Capital Lease Obligation means a payment obligation under a lease classified as a capital lease pursuant to FASB Statement of Financial Accounting Standards No. 13 Accounting for Leases (November 1976), as may be modified or supplemented.

(C) Operating Lease Obligation means a payment obligation under a lease classified as an operating lease and disclosed pursuant to FASB Statement of Financial Accounting Standards No. 13 Accounting for Leases (November 1976), as may be modified or supplemented.

(D) Purchase Obligation means an agreement to purchase goods or services that is enforceable and legally binding on the registrant that specifies all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction

Operating Activities

Net cash provided by operating activities for the fiscal year ended December 31, 2007 was $2,175,899, a decrease of $5,995,186 or 73% from $8,171,085 for the fiscal year ended December 31, 2006.

This decrease was principally attributable to long-term prepayments of $5,218,231 during 2007 compared to no such payments in 2006.

Investing Activities

Net cash used in investing activities for the fiscal year ended December 31, 2007 was $358,682, a decrease of $5,754,867 from $6,113,549 for the fiscal year ended December 31, 2006. This decrease was due primarily to $53,607 generated from intangible assets in 2007 compared to an expenditure of $6,113,549 on intangible assets in 2006. Also the decrease of $751,702 in cash deposited for investments in 2007 compared to 2006 more than offset the $357,670 spent on the acquisition of a subsidiary in 2007. We funded these cash expenditures in 2007 with cash reserves brought forward from fiscal 2006 and cash generated from fiscal 2007 operations.

Financing Activities

Loans

There were no short-term bank loans outstanding at the end of fiscal years 2007 and 2006.

Future Cash Commitments

We have made capital investment plans for geographical expansion, possible acquisitions, setting up hemodialysis service centers and expansion of production capabilities in fiscal 2008, estimated at a total value of approximately $23 million. This demand for investment capital will be mainly met with the proceeds from the sale of our Series A Senior Preferred Stock described above, and partly with cash inflow from operations.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 1 to our consolidated financial statements, "Summary of Significant Accounting Policies and Organization". We believe that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations:

Method of Accounting

We maintain our general ledger and journals with the accrual method accounting for financial reporting purposes. Accounting policies adopted by us conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Three Months Ended March 31, 2008 and 2007

Results of Operations

The following table shows our operating results for the first three months ended March 31, 2008 and 2007.

	First Q of 2008	First Q of 2007	Increase/ Decrease	Percentage Increase/ Decrease

Net revenues	$10,190,623	$7,942,576	$2,248.047	28.30%
Cost of sales	($6,460,885)	($4,875,294)	$1,585,591	32.52%
Gross profit	$3,729,738	$3,067,282	$662,456	21.60%
Selling	($632,834)	($168,479)	$464,355	275.61%
General and administrative	($346,317)	($311,562)	$34,755	11.15%
Operating income	$2,750,587	$2,587,241	$163,346	6.3%
Interest income, net	$6,675	$739	$6,296	751.04%
Income before income taxes	$2,755,915	$2,587,980	$167,935	6.49%
Net income	$1,970,195	$1,732,566	$237,629	13.72%
Comprehensive income	$2,608,307	$1,945,875	$662,432	34.04%

Net Revenues

Net revenues were $10,190,623 for the first three month ended March 31, 2008, an increase of $2,248.047 or 28.30% from $7,942,576 for the first three month ended March 31, 2007. Our revenues increased primarily as a result of an increase in sales volume in Shanghai and the surrounding district. The increase in sales was primarily due to more sales representatives and marketing work in the first quarter of 2008, additional hospitals and clinics added as customers in the first quarter of 2008 and also more patients covered by government payment (insurance).

Hemodialysis equipment and related disposables have been our principal products since inception, generating almost all of our sales. During the first three months ended March 31, 2008, hemodialysis and disposable sales accounted for 99.5% of our net sales.

Cost of Sales

Cost of sales rose to $6,460,885 for the first three month ended March 31, 2008, an increase of $1,585,591 or 32.52% from $4,875,294 for the first three months ended March 31, 2007. Cost of sales measured as a percentage of net revenues was 63.4%, an increase from 61.38% in the first quarter of 2007. The increase in cost of sales was principally driven by the increase in marketing expense and sales volume.

Gross Profit

Gross profit for the first three months ended March 31, 2008 was $3,729,738 up 21.6% from gross profit of approximately $3,067,282 for the first quarter of 2007. Gross profit margin was 36.6% for the first three months ended March 31, 2008 compared to 38.62% for 2006. This decrease of gross margin was due to increasing competition, especially at the larger Level 3 hospitals, which put pressure on the prices we could charge and our entry into new markets with lower sales prices.

Selling, General and Administrative Expenses

Selling expenses were $632,834 for the first three months ended March 31, 2008, an increase of $464,355 or 275.61% from $168,479 for the first three months ended March 31, 2007. The high increase in cost of sales was substantially driven by the implementation of our geographical expansion strategy. From the end of year 2007, for the purpose of expanding our market share in Hemodialysis equipment and related disposables, we started to increase our marketing and sales expenditures in entering new markets (such as Beijing and its surrounding districts, and Southeastern China) in order to establish or expand our sales network. Most of the new markets are located in highly developed economic regions with higher competitive environments, which require an increase in our marketing promotion expenses (including ongoing training and education programs for doctors and sales representatives) than those required in Shanghai and its surrounding districts. These new markets have significant strategic functions to our business strategy which may continue our leading market position and increase our market share. Management believes, with the increase of market share in these new regions and more efficient internal control, the sales cost will gradually decrease in the future.

General and administrative expenses were $346,317 for the first three months ended March 31, 2008, an increase of $34,755 or 11.15% from $311,562 for the first three months ended March 31, 2007. The increase was due to our efforts in restructuring management to meet the requirements of an expanding enterprise and the financing activities. We have a total of more than 56 people in Shanghai Medical Technology. We have a sales & marketing team of nearly 30 people and have a logistic support team of 10 people. In addition, we have 8 employees in Shanghai and Beijing, working in R&D and registration. Nevertheless, selling expenses and general and administrative expenses remained low during the first three months ended March 31, 2008, at 9.6% of net revenues, compared to 6% of net revenues for the first quarter of 2007. we expect that general and administrative expenses will increase for the foreseeable future as a result of our expected continued growth and geographical expansion as well as the costs of fund raising and reporting requirements now that we are a public company.

Operating Income

Operating Income was $2,750,587 for the first three months ended March 31, 2008, an increase of $163,346 or 6.3% from $2,587,241 for the first quarter of 2007. Our operating margins decreased from 32.57% for the first three months ended March 31, 2007 to 26.99% for the first three months ended March 31, 2008. This operating margin decrease was principally due to a decrease in gross margin and an increase of selling expenses and administrative expenses. There is an increasing number of competitive bids required by purchasing policies of hospitals and medical institutions in the China market, stimulated by additional government regulations presently and this is putting downward pressure on margins.

Income taxes

Although we are subject to United States taxation, we do not anticipate incurring significant United States income tax liability for the foreseeable future because:

☐	we do not conduct any material business or maintain any branch office in the United States

☐	the earnings generated from our non-U.S. operating companies are generally eligible for a deferral from United States taxation until such earnings are repatriated to the United States, and

☐
we believe that we will not generate any significant amount of income inclusions under the income imputation rules applicable to a United States company that owns "controlled foreign corporations" for United States federal income tax purposes.

Provision for income tax was $786,208 for the first three months ended March 31, 2008, a decrease of $67,599 from $853,807 for the first quarter of 2007. The decrease of income tax is primarily due to the adjustment of income tax rate from 33% to 25% for domestic company by the PRC tax authorities since January 1st, 2008. We conduct all our operations through our PRC operating companies and we are governed by the PRC Enterprise Income Tax Laws. PRC enterprise income tax is calculated based on taxable income determined under PRC GAAP. In accordance with the Income Tax Laws, a PRC domestic company is subject to enterprise income tax at the rate of 25%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. A PRC domestic company is also subject to local taxes. We were fully taxed at the rate of 25% and 33% for the first quarter of 2008 and 2007 respectively.

Minority interests

Minority interests were $488 for the first three months ended March 31, 2008, a decrease of $1,119 from $1,607 for the first quarter of 2007. The decrease is due to an increase in net income before minority interests.

Net Income

Net income was $1,970,195 for the first three months ended March 31, 2008, an increase of $237,629 or 13.72% from $1,732,566 for the first quarter of 2007. Net profit margin was 19.33 % for the first three months ended March 31, 2008 compared to 21.81 % for the same period in 2007 because the increase in our expenses in expanding our sales, and in restructuring management to meet the requirements of an expanding enterprise, was larger than the increase in sales.

Foreign Currency Translation Adjustments

During the three months ended March 31, 2008 and 2007, the Renminbi rose steadily against the U.S. dollar. As a result of the appreciation of the Renminbi, we recognized a foreign currency translation gain of $638,112 and $213.309, respectively. Given the uncertainty of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations or financial conditions, but the fluctuation of the Renminbi may materially and adversely affect your investment if the current trend of appreciation of Renminbi is reversed.

All of our revenue and expenses in the first three months ended by March 31, 2008 and 2007 were denominated in Renminbi. The income statement accounts were translated at the first three months average exchange rate of $1 to RMB 7.1757 and 7.7714, respectively, and the balance sheet items, except the equity accounts were translated at the quarter end rates of $1 to RMB 7.0222 and 7.7410, respectively. The equity accounts were stated at their historical rate when corresponding transactions happened. The exchange rate on May 15, 2008 was $1 to RMB 7.01600.

Inventory

Inventory was $1,879,836 for the first three months ended by March 31, 2008, an increase of $673,160 or 55.78% from $1,206,676 as that of in the fiscal year ended December 31, 2007. The increase is mainly due to the increase of the sales volume of the products.

Accounts Receivable

Accounts Receivable increased 45.6% to $3,506,494 as of the first three months ended March 31, 2008, compared with $2,408,223 as of in the fiscal year ended December 31, 2007. Accounts receivable related to our five largest customers totaled $1,507,792 million, accounting for 43% of all accounts receivable as of March 31, 2008.

Management reviews its accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate at each year-end. We only extend 30 to 90 day trade credits to our large customers, who tend to be well-established and large sized businesses, and we have not seen any accounts receivable go uncollected beyond 90 days or experienced any write-off of accounts receivable in the past. Thus, we elected not to make any provision for doubtful accounts and consider all accounts receivable collectable.

Five largest Creditors as of March 31, 2008

Creditors	Receivable amounts (RMB)	Receivable amounts (US$)	Percentage of Total receivables (%)
Shanghai Beiyi Commercial &Trade Co.Ltd.	3,016,987.43	420,779.28	12%
No.455 Hospital	2,262,740.57	315,584.46	9%
Nanjing Dakang Medical Equipment Co.Ltd.	2,011,324.95	280,519.52	8%
Heilongjiang Jichang Medical Equipment Co.Ltd.	2,011,324.95	280,519.52	8%
Changchun Jinli Medical Equipment Co.Ltd.	1,508,493.71	210,389.64	6%
Total	10,810,871.65	1,507,792.42	43%

Liquidity and Capital Resources

Historically, we have financed our business with cash flow from operations and used shareholders’ equity investment and retained earnings to cover capital expenditures.

Working capital mainly consists of inventory, salaries, operation overhead (auxiliary materials, utilities, etc.) and finance expenses. Inventory purchases comprise the majority of our working capital.

Our working capital requirements may be influenced by quite a few factors, including cash flow, competition, our relationships with suppliers, logistic and inventory management, the availability of credit facilities and financing alternatives, none of which can be predicted with high level of certainty. During the last two years the availability of credit facilities in the PRC has become tighter, as the government has been taking steps to moderate inflation. So far these measures have not materially affected our operations. We believe that, following our recent private placement financing, we have sufficient working capital to proceed with our business plans.

Operating Activities

Net cash provided by operating activities for the first three months ended by March 31, 2008 was $1,162,099, an increase of $489,454 or 72.76% from $672,645 for the first three months ended by March 31, 2007. This increase was principally because we have more focused on main business operation and increased the allocation of our resources to market promotion and geographical expansion.

Investing Activities

Net cash used in investing activities for the first three months ended by March 31, 2008 was $54,274, a decrease of $148,395 from $202,669 for the first three months ended by March 31, 2007. This decrease was due primarily to the adjustment of our business strategy in 2008 which we have concentrated more resources to the operation of our business and relatively decreased our investment activities, and we had neither intangible asset investments nor equity acquisitions in the first quarter of 2008.

Financing Activities

Loans

There were no short-term bank loans outstanding at the end of first quarter of 2008 and 2007.

Future Cash Commitments

We have made capital investment plans for geographical expansion, possible acquisitions, setting up hemodialysis service centers and expansion of production capabilities in fiscal 2008, estimated at a total value of approximately $23 million. This demand for investment capital will be partly met with the proceeds from the sale of our Series A Senior Preferred Stock described above, and partly with cash inflow from operations.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 1 to our consolidated financial statements, "Summary of Significant Accounting Policies and Organization". We believe that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations:

Method of Accounting

We maintain our general ledger and journals with the accrual method accounting for financial reporting purposes. Accounting policies adopted by us conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

MARKET PRICE OF AND DIVIDENDS OF COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

MARKET FOR OUR COMMON STOCK

Bid and ask quotations for our common stock appear on the OTC Bulletin Board under the symbol “AAXT”. The high and low bid prices for our common stock as reported by Yahoo Finance on May 21, 2008 were: $2.80 and $2.80, and the quarterly high and low bid prices for our common stock over the last two years are given below. These over-the-counter market high ask and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. As of May 21, 2008, our common stock was held by approximately 163 holders of record.

Closing Bid Prices

Fiscal 2008	High	Low
Quarter Ended March 31, 2008	$2.20	$2.20

Fiscal 2007
Quarter Ended December 31, 2007	$2.20	$2.10

Quarter Ended September 30, 2007	$3.00	$2.20

Quarter Ended June 30, 2007	$4.20	$2.50

Quarter Ended March 31, 2007	$3.00	$1.30

Fiscal 2006
Quarter Ended December 31, 2006	$1.50	$1.20

Quarter Ended September 30, 2006	$2.00	$0.80

Quarter Ended June 30, 2006	$2.00	$.05

Quarter Ended March 31, 2006	$.05	$.05

No cash dividends on outstanding common stock have been paid within the last two fiscal years and interim periods. The Company does not anticipate or intend upon paying cash dividends for the foreseeable future.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, falls within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividends

Our board of directors has not declared a dividend on our common stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow operations. We rely on dividends from Shanghai Medical for our funds and PRC regulations may limit the amount of funds distributed to us from Shanghai Medical, which will affect our ability to declare any dividends. See "Description of Securities - Common Stock."

Securities authorized for issuance under equity compensation plans

As of the date of this Prospectus, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

Shares Eligible for Future Sale

There is no established trading market for our common stock. Future sales of substantial amounts of our common stock in the trading market could adversely affect market prices.

This is an offering of 6,012,282 shares of our common stock by the selling stockholders. As of May 21, 2008, there were issued and outstanding (i) 15,991,812 shares of common stock, (ii) 4,008,188 shares of Series A Preferred (convertible into 4,008,188 shares of common stock) and (iii) Warrants to purchase 2,404,913 shares of common stock. Assuming conversion of all of the Series A Preferred and exercise of all of the Warrants , there will be 22,404,913 shares of common stock outstanding. 6,012,282 of these shares are being registered for resale in this prospectus.

On December 16, 2007, Shanghai Medical entered into an engagement agreement with Rosewood Securities, LLC, a division of Capital Investment Services, Inc.(“CIS Agreement”) for the provision of investment banking and other services as in contemplation of a reverse merger of the company or a company affiliated with the company with a publicly traded shell company and simultaneous $12.5 million financing transaction. On April 14, 2008, Shanghai Medical entered into an engagement agreement (“shell broker agreement”) with Belmont Partners, LLC, a company affiliated with Rosewood, for the provision of brokerage services in identifying and negotiating with an appropriate shell company. Under the terms of these agreements Shanghai Medical must pay the the following:

•	A cash fee to CIS equal to 10% of the gross proceeds invested in the financing by investors introduced to the Company by CIS, less $85,000, the amount by which the cost of the shell exceeded $500,000.

•	Deliver to CIS Warrants to purchase 10% of the securities sold to investors, or 400,819 shares of our common stock .

•	Deliver to Belmont 400,819 shares of our common stock.

 None of these shares are currently eligible for resale under Rule 144.

Other Registration Rights

Other than (i) the registration rights set forth in the registration rights agreement entered into on April 15, 2008 with the selling stockholders (who were investors in the private placement) and (ii) the placement agent agreement and the shell broker agreement, under which we obligated to register 1,222,248 shares of common stock for resale in one or more registration statements, we have no other obligation to register under the Securities Act any of our shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Share Exchange and the closing of the Securities Purchase Agreement by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group as of May 21, 2008.

	Amount and Nature of Beneficial Ownership (1)			Percentage of Class (1)(6)
Name and Address of Beneficial Owner	Common Stock	Series A Preferred (2)(3)	Series A Warrants Series A	Common Stock	Series A Preferred (2)(3)	Series A Warrants

Owner of More than 5% of Class
Pope Investments II LLC 5100 Poplar Avenue Suite 805 Memphis, TN 38117		1,919,017	959,509	15.3%	48%	40%

Jayhawk Private Equity Fund II LP 5410 W. 61st Place, Suite 100 Mission, KS 66205		799,591	399,795	7.0%	20%	17%

Alder Capital Partners I LP 12750 High Bluff Drive, Suite 120 San Diego, CA 92130		227,084	113,542	2.1%	6%	5%

Ancora Greater China Fund, LP One Chagrin Highlands, 2000 Auburn Dr #300 Cleveland, OH 44122		207,894	103,947	1.9%	5%	4%

Belmont Partners, LLC 360 Main Street PO Box 393 Washington, Virginia 22747	821,429			5%

Kamick Assets Limited (4)(5)	14,991,812			94%

Shao Ganghua (4)(5)	14,991,812			94%

Directors and Executive Officers
Chen Zhong (Chairman, CEO and Director) (4) (5)	0	0	0	0	0	0

Michelle Zhao (Chief Financial Officer)	0	0	0	0	0	0

All Directors and Executive Officers (2 persons)	0	0	0	0	0	0

(1)
In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of Warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on May 21, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of Warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on May 21, 2008 (15,991,811), and (ii) the total number of shares that the beneficial owner may acquire within 60 days upon conversion of the preferred and on exercise of the Warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	On April 15, 2008, we entered and consummated a Securities Purchase Agreement for the sale of a total of 4,008,188 shares of our Series A Preferred.

(3)
Each share of Series A Preferred is initially convertible, at the option of the holder, into one share of our common stock. Accordingly, in total, as of May 21, 2008, the outstanding Series A Preferred is convertible into 4,008,188 shares of our common stock. Pursuant to the Securities Purchase Agreement, the purchasers have been issued Series A Warrants to purchase an aggregate of 2,004,094 shares of our common stock.

(4)
On April 15, 2008, we acquired ABM in a share exchange transaction with KAL. In the Share Exchange, we received the ABM shares from KAL and in exchange we issued and delivered 15,813,241 newly-issued shares of our common stock. KAL received 14,991,812 of those shares.

(5)	KAL is wholly owned by Mr. Shao Ganghua. Accordingly shares of our stock issued to KAL at the closing are beneficially attributed to Mr. Shao.

(6)	As of April 15, 2008, we had outstanding (i) 15,991,811 shares of common stock, (ii) 4,008,188 shares of Series A Preferred, which were issued in a private placement to the purchasers under the Securities Purchase Agreement, and (iii) Series A Warrants to purchase an aggregate of 2,404,,913 shares of common stock at $3.91 per share. The Series A Warrants expire on October 13, 2013.

(7)	Mr. Chen, our new chairman and CEO and the longstanding chairman and CEO of Shanghai Medical, did not receive any shares of stock or other securities at the closing, and does not own any of our securities. However, on the closing date, Mr. Chen executed an agreement that gives him the right to become the beneficial owner of the majority of our common stock. That agreement is a call option agreement between Mr. Chen and Mr. Shao Ganghua, the holder of all of the stock of our controlling stockholder, KAL. Under the agreement, Mr. Chen was granted an option to purchase all of the outstanding stock of KAL over the course of approximately two years, for a total purchase price of less than thirty dollars, provided that Shanghai Medical, ABMT and KAL meet the following performance targets:

☐ During the year ending December 31, 2008, the companies must have gross revenue of at least 24.5 million RMB;

☐ During the year ending December 31, 2009, the companies must have gross revenue of at least 35 million RMB; and

The table does not include our officer and director prior to the transactions of April 15, 2008, who resigned and was replaced by our new officers and directors on that date. That prior officer and director is Mr. Marc Juliar, who at the time of his resignations was our sole director, CEO and CFO and also was the beneficial owner of 153,370 shares, or approximately 63%, of our common stock prior to the closing of the Share Exchange

For a description of the voting and other rights of the Series A Preferred, and our common stock and Series A Warrants, please see the discussion in “Description of Securities” below.

The address of each of KAL and the officers and directors named in the table is Suite 6B, 1440 Hongqiao Road, Changning District Shanghai, PRC. The address of Mr. Shao is Room 209, 2/F, China Insurance Group Building, 141 Des Voeux Road, Central, Hong Kong.

(8)	The address of each of KAL and the officers and directors named in the table is Suite 6B, 1440 Hongqiao Road, Changning District Shanghai, PRC. The address of Mr. Shao is Room 209, 2/F, China Insurance Group Building, 141 Des Voeux Road, Central, Hong Kong.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

Our Directors and Executive Officers

In connection with our change of control described in “Organizational History of Aamaxan Transport Group, Inc.”, effective April 15, 2008 we appointed (i) Mr. Chen Zhong as our Chairman and Chief Executive Officer, (ii) Ms. Michelle Zhao as our Chief Financial Officer and (iii) Mr. Chen Zhong as a director. On April 15, 2008 Marc Juliar resigned as an executive officer effective immediately and as a director, effective 10 days after our Form 14F-1 is filed with the SEC and distributed to our shareholders.

All of our officers and directors, except Mr. Juliar and Michelle Zhao are residents of the PRC.  As a result, it may be difficult for investors to effect service of process within the United States upon any of them or to enforce court judgments obtained against them in the United States courts.

The following tables sets forth certain information as of May 21, 2008 concerning our directors and executive officers:

Directors and Executive Officers	Position/Title	Age

Chen Zhong	Chief Executive Officer, Director	40

Michelle Zhao	Chief Financial Officer	43

The following is a summary of the biographical information of our directors and officers:

Chen Zhong, our Chairman, Chief Executive Officer and a director since April 15, 2008 has been Chairman of the Board, CEO and a director of Shanghai Medical Company Limited (“Shanghai Medical”) since 2005. Shanghai Medical is an affiliate of Kamick and ABM. Mr. Chen was President of Shanghai Pharm & Hemo-Tech International Co., Ltd. from 2002 to 2007. Mr. Chen has 16 years’ experience in the management of international pharmaceutical companies. He earned a Bachelors degree from East China Industrial University in Shanghai in 1989. He also was awarded a graduate degree in Economics from the Shanghai Fudan University in 2005.

Michelle Zhao, our Chief Financial Officer since April 14 , 2008, has been Chief Financial Officer of Shanghai Medical since January 2008. Ms. Zhao was Managing Director at Dragonrise Capital Group, an investment banking firm, from 2004 to 2007. She was Chief Financial Officer of Intrinsic Technology Co. from 2002-2003. She had earlier positions in New York at Bear Stearns & Co., Inc. and Coopers & Lybrand. . Ms. Zhao received a Master of Business Administration degree with a major in accounting, from St. John’s University in New York, NY, a Masters Degree in Sociology from Bowling Green University in Bowling Green, Ohio and a Bachelors degree in Journalism from Beijing College of Broadcasting in Beijing, China.

All of our directors hold offices until our next annual meeting of the shareholders and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past five years:

☐	had any bankruptcy petition filed by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

☐	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

☐
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

☐
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacate

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Because we only recently consummated the Reverse Merger and appointed the current members of our board of directors, our board of directors has not yet determined whether we have a member who qualifies as an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K, and is "independent" as the term is used in Rule 10A-3(b) under the Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee, and our board of directors currently acts as our audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our company, however, recognizes the importance of good corporate governance and intends to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, during our 2008 fiscal year.

Compensation Committee

We do not presently have a Compensation Committee. Our board of directors presently performs that function.

Nominating Committee

We do not presently have a Nominating Committee. Our board of directors presently performs that function.

  EXECUTIVE COMPENSATION

The following is a summary of the compensation paid by us to the individuals who have served as our CEO or CFO for the two years ended December 31, 2007 and 2006. No other executive officer received compensation in excess of $100,000. The Company does not have any stock, option, non-equity incentive compensation or deferred compensation plans. Therefore the following table is limited to Salary.

		Salary (cash or non-cash)
Name and Principal Position	Year	($)

Chen Zhong	2007	500,000
CEO (current)	2006	500,000

Michelle Zhao, CFO (current)	2007	0
	2006	0

Marc Juliar	2007	0
CEO (former)	2006	0

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2007 and 2006, we did not have any stock option plan or stock incentive plan and there were no outstanding equity awards.

Director Compensation

Compensation of Directors.

We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of such compensation program will be negotiated with each such director.

None of our officers and directors received any option grants or exercised any options during the last fiscal year.

Compensation Discussion and Analysis

Shanghai Medical strives to provide its named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in the same or similar locality.

It is not uncommon for PRC private corporations in our locality to have base salaries as the sole and only form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and with consideration of the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. Such compensation program shall be comparative to our peers in the industry and aimed to retain and attract talented individuals.

We will also consider forming a Compensation Committee comprising predominantly of independent directors to oversee the compensation of our named executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except for the ownership of the Company’s securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of the Company’s outstanding common stock, or any member of the immediate family of any such person have, to the knowledge of the Company, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect the Company.

The transactions described in “Reverse Merger and Private Placement” section above involve parties related to us, including our officers and directors and our direct and indirect subsidiaries and companies affiliated with them. To understand these relationships and these transactions, you should review the discussion in that section in addition to the information presented below.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of independent directors. We believe that none of our directors currently meets the definition of “independent” set forth in the rules and regulations of the American Stock Exchange. We plan to recruit and elect qualified independent directors within the next 12 months.

LEGAL PROCEEDINGS

To our knowledge, there is no material litigation pending or threatened against us.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of (i) 200,000,000 shares of common stock, par value $0.0001 per share, of which there are 15,991,811 shares issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”) . Our Preferred Stock consists of (i) Series A Preferred, of which 7,500,000 shares have been authorized and 4,008,188 shares are issued and outstanding; and (ii) 2,500,000 shares of undesignated and unissued Preferred Stock.

The following is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Certificate of Incorporation, the Amended Certificate of Designations for our Series A Preferred, our By-laws and by the applicable provisions of Delaware law.

Common Stock

All shares of common stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The Common Stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the Company, the holders of common stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the board of directors from funds legally available.

Preferred Stock and Warrants

For a more detailed description of our preferred stock and Warrants, please see the discussion in the “Reverse Merger and Private Placement” section of this Prospectus. In addition to the 200,000,000 shares of common stock, we are authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance any shares thereof.

The issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

LEGAL MATTERS

Our counsel, Guzov Ofsink, LLC, located at 600 Madison Avenue, 14th Floor, New York, New York 10022, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.

EXPERTS

Albert Wong & Co, independent registered public accountants, located in Hong Kong, have audited our financial statements included in this registration statement to the extent and for the periods set forth in their report. We have relied on such reports given upon the authority of such firm as experts in accounting and auditing.

 INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated under the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in us or our parents or subsidiaries, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Previous Independent Accountants

On April 15, 2008, we dismissed Turner, Stone & Company, L.L.P., as our independent accountant. The reports of Turner, Stone & Company, L.L.P., on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained a qualification opinion as to the Company’s ability to continue as a going concern. Such opinions stated that, as of January 31, 2008 and January 31, 2007, the Company had no significant assets or working capital nor any business operations and had a significant deficit. The decision to change independent accountants was approved by our Board of Directors on May 15, 2008.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Turner, Stone & Company, L.L.P., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Turner, Stone & Company, L.L.P., would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

We provided Turner, Stone & Company, L.L.P., with a copy of this disclosure before its filing with the SEC. We requested that Turner, Stone & Company, L.L.P., provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Turner, Stone & Company, L.L.P., stating that it does agree with the above statements. A copy of such letter, dated as of May 15, 2008, is filed as Exhibit 16.1 to our current report on Form 8-K filed with the SEC on May 20, 2008.

New Independent Accountants

Our Board of Directors appointed Albert Wong & Company, Certified Public Accountants as our new independent registered public accounting firm effective as of May 15, 2008. During the two most recent fiscal years and through the date of our engagement, we did not consult with Albert Wong & Company regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

FINANCIAL STATEMENTS

Our consolidated audited financial statements for the fiscal years ended December 31, 2007 and 2006, together with the report of the independent certified public accounting firm thereon and the notes thereto, are presented beginning at page F-1. Our unaudited pro forma consolidated financial statements for the three months ended March 31, 2008 and 2007 and for the year ended December 31, 2007 are presented beginning at page F-[__]

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been inFormed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Although we will not receive any of the proceeds from the sale of the shares being registered in this registration statement, we have agreed to bear the costs and expenses of the registration of those shares. Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are as follows:

SEC Registration Fee	$715.94
Professional Fees and Expenses*	$100,000
Printing and Engraving Expenses *	$5,000
Transfer Agent's Fees*	$2,500
Miscellaneous Expenses*	$11,784.06
Total	$120,000	*

*  Estimates

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding to which he becomes a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In addition, Delaware law provides that to the extent that any of our director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing referenced action, suit or proceeding, or in defense of any claim, issue or matter therein, we shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

RECENT SALES OF UNREGISTERED SECURITIES

On April 15, 2008, we entered into and consummated a share exchange agreement with (i) Asia Business Management Group Limited (BVI); (ii) ABMT; (iii) the owner of all of the outstanding voting stock of Asia Business Management Group Limited (BVI), namely Kamick Assets Limited (“KAL”), a company that is wholly owned and controlled by Mr. Shao Ganhua and all of the stock of which may be acquired in the future by our CEO, Mr. Chen Zhong, pursuant to a call option held by Mr. Chen. Under the terms of the share exchange agreement, KAL delivered all of the outstanding shares of ABM to us, and in exchange, we issued and delivered a total of 14,991,812 shares of our common stock to them. As a result of the share exchange, we acquired ABM as a wholly-owned subsidiary, and KAL became holders of the majority of our outstanding common stock. The transaction qualified as an exempt transaction under Section 4(2) of the Securities Act, as amended, and Rule 506 of Regulation D thereunder.

On April 15, 2008, we entered into a private placement transaction we sold to certain accredited investors, for gross proceeds to us of $12.5 million, 4,008,188 units at a purchase price of $3.13 per unit, each unit consisting of one share of our Series A Preferred (each of which is convertible into one share of our common stock) and a Warrant , which is exercisable to purchase 0.5 of a share of our common stock (and which together are exercisable to purchase up to a total of 2,004,094 sharesof our common stock). The Warrants have an exercise price of $3.91 per share (subject to adjustment). We received $10,347,522 as net proceeds from this financing. The transaction qualified as an exempt transaction under Section 4(2) of the Securities Act, as amended, and Rule 506 of Regulation D thereunder.

On December 16, 2007, Shanghai Medical entered into an engagement agreement with Rosewood Securities, LLC, a division of Capital Investment Services, Inc.(“CIS Agreement”) for the provision of investment banking and other services as in contemplation of a reverse merger of the company or a company affiliated with the company with a publicly traded shell company and simultaneous $12.5 million financing transaction. On April 14, 2008, Shanghai Medical entered into an engagement agreement with Belmont Partners, LLC, a company affiliated with Rosewood, for the provision of brokerage services in identifying and negotiating with an appropriate shell company. Under the terms of these agreements Shanghai Medical must pay the the following:

•	A cash fee to CIS equal to 10% of the gross proceeds invested in the financing by investors introduced to the Company by CIS, less $85,000, the amount by which the cost of the shell exceeded $500,000.

•	Deliver to CIS Warrants to purchase 10% of the securities sold to investors, or 400,819 shares of our common stock .

•	Deliver to Belmont 400,819 shares of our common stock.

Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three years from the date of this registration statement.

EXHIBITS
(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation of the Company, as amended.(1)

3.2	Amended and Restated Bylaws. (3)

3.3	Specimen Common Stock Certificate (2)

3.4	Amended Certificate of Designations, Preferences and Rights of Series A Senior Convertible Preferred Stock.(2)

4.1	Form of Class A Warrant(2)

4.2	Registration Rights Agreement dated April 14, 2008 among the Company and the Purchasers(2)

4.3.1	Lock-up Agreement dated April 14, 2008 between the Company and KAL(2)

4.3.2	Lock-up Agreement dated April 14, 2008 between the Company and Shao Ganghua and Chen Zhong(2)

4.3.3	Lock-up Agreement dated April 14, 2008 between the Company and Belmont(2)

5.1	Legal Opinion of Guzov Ofsink, LLC re legality of the common stock being registered.*

10.1	Share Exchange Agreement, dated as of April 14, 2008, by and between the Company, KAL and ABM.(2)

10.2	Securities Purchase Agreement, dated as of April 14, 2008, by and between the Company, KAL, Pope Investments II LLC and each of the other investors party thereto.(2)

10.3.1	Form of Closing Escrow Agreement, dated April 14, 2008, by and between the Company, KAL, the Investors and Tri-State Title & Escrow, LLC, as Escrowee. (2)

10.3.2
Form of Securities Escrow Agreement, dated April 14, 2008, by and between the Company, Pope Investments II LLC and each of the other investors party thereto, KAL and Tri-State Title & Escrow, LLC, as Escrowee. (2)

10.3.3	Form of General Escrow Agreement, dated April 14, 2008, by and between the Company, Pope Investments II LLC, KAL and Tri-State Title & Escrow, LLC, as Escrowee. (2)

10.4	Engagement Letter Agreement, dated October 16, 2007, by and between Shanghai Medical and Rosewood Securities, LLC, a division of Capital Investment Services, Inc. (2)

10.5	Shell Brokerage Agreement dated April 14, 2008, between Belmont and Shanghai Medical. (2)

10.6	Exclusive Purchase Option Agreement, dated as of April 14, 2008, among Shanghai Medical, all shareholders of Shanghai Medical and ABMT. (2)

10.7	Equity Pledge Agreement, dated as of April 14, 2008, among Shanghai Medical, the Majority Shareholders and ABMT. (2)

10.8	Consigned Management Agreement, dated as of April 14, 2008, among ABMT, Shanghai Medical, and the Majority Shareholders(2)

10.9	Loan Agreement, dated as of April 14, 2008, among Shanghai Medical, the Majority Shareholders and ABMT. (2)

10.10	Technology Service Agreement, dated as of April 14, 2008, among Shanghai Medical ABMT and the Majority Shareholders(2)

10.12	Call Option Agreement dated April 14, 2008, between Shao Ganghua and Chen Zhong. (2)

16.1	Letter from Turner, Stone & Company, L.L.P. to the SEC (3)

21.1	List of Subsidiaries(2)

23.1	Consent of counsel to the use of the opinion annexed at Exhibit 5.1 (contained in the opinion annexed at Exhibit 5.1)

23.2	Consent of Albert Wong & Co., Certified Public Accountants, for use of their report.*

(1)	Incorporated by reference to the Company’s Registration Statement on Form 10-SB filed April 12, 2005.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed April 21, 2008.

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed May 20, 2008.

*	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)       File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Remainder of page intentionally blank]

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Shanghai, People’s Republic of China, on May 23, 2008.
Aamaxan Transport Group, Inc.

s/ Chen Zhong
By Chen Zhong
Chairman and Chief Executive Officer and Director (principal executive officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Chen Zhong	May 23, 2008
Chen Zhong , Chairman and Chief Executive Officer and Director (principal executive officer)

/s/ Michelle Zhao	May 23, 2008
Michelle Zhao Chief Financial Officer (principal financial officer and accounting officer)

INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Financial Statements of ATG for the Three Months ended March 31, 2008 and March 31, 2007 and the Year ended December 31, 2007

i.	Basis of Presentation	F-1

ii.	Pro Forma Consolidated Balance Sheet as of March 31, 2008	F-2

iii.	Pro Forma Statement of Operations for the Period from January 1, 2008 to March 31, 2008	F-3

iv.	Pro Forma Statement of Operations for the Year ended December 31, 2007	F-5

Unaudited Reviewed Consolidated Financial Statements of ATC for the Three Months ended March 31, 2008 and 2007

Consolidated Balance Sheets		F-1

Consolidated Statements of Income and Comprehensive Income		F-3

Consolidated Statements of Stockholders’ Equity		F-4

Consolidated Statements of Cash Flows		F-5

Notes to Consolidated Financial Statements		F-7

Consolidated Financial statements of Shanghai Medical For the Years ended December 31, 2007 and 2006

Independent auditor’s report		F-1

ii.	Consolidated Balance Sheets as of December 31, 2007 and 2006	F-2

iii.	Consolidated Statements of Income for the Years ended December 31, 2007 and 2006	F-4

iv.	Consolidated Statements of Cash Flows for the Years Ended December 31, 2007 and 2006	F-5

v.	Consolidated Statement of Changes in Shareholders' Equity and Comprehensive Income from January 1, 2005 through December 31, 2007	F-6

vi.	Notes to Consolidated Financial Statements	F-8

AAMAXAN TRANSPORT GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated financial statements of Ammaxan Transport Group, Inc. (“Aamaxan”) in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by a share exchange agreement with Kamick Assets Limited (“KAL”), dated April 15, 2008, in which Aamaxan exchanged 14,991,812 shares of its common stock, par value $0.0001 per share, for all of the issued and outstanding stock of Asia Business Management Group Limited (“ABM”) held by KAL. As a result of the share exchange transaction, ABM became the wholly-owned subsidiary of Aamaxan, and Anhante (Beijing) Medical Technology Co., Ltd (ABMT) became an indirectly wholly-owned subsidiary of Aamaxan.

In connection with the share exchange transaction, on April 15, 2008, Aamaxan consummated a private financing transaction, in which Aamaxan issued an aggregate of 4,008,812 shares of its Series A Preferred and warrants (including a warrant issued to the placement agent of the private financing transaction) to purchase an aggregate of 2,404,913 shares of its common stock, in exchange for $12,532,000 in gross cash proceeds. The share exchange transaction and the private financing transaction are collectively referred to hereafter as the “reverse merger transaction.”

Concurrent with the reverse merger transaction, ABMT entered into a series of contractual arrangements with Shanghai Medical Technology Co., Ltd (SMT), which give AMBT control over SMT’s business, personnel and finances as if it was a wholly owned subsidiary of ABMT.

The statements of operations were prepared as if the above mentioned reverse merger transaction of ABM by Aamaxan was consummated on January 1, 2007 and the balance sheet was prepared as if it was consummated on March 31, 2008. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future.

F-1

AAMAXAN TRANSPORT GROUP, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2008

	Aamaxan Transport Group, Inc	Asia Business Management Group Limited	Anhante (Beijing) Medical Technology Co., Ltd	Shanghai Medical Technology Co., Ltd	Pro forma Adjustment		Pro forma Total
ASSETS
Current assets
Cash and cash equivalents	$-	$-	$-	$3,527,410		$10,132,522	$13,659,932
Restricted cash	-	-	-	-		300,000	300,000
Account receivables	-	-	-	3,506,494			3,506,494
Subscription receivables	-	3	-	386,458			386,461
Other receivables	-	-	-	289,059			289,059
Inventories	-	-	-	1,879,836			1,879,836
Advances to suppliers	-	-	-	464,794			464,794
Prepaid expenses	190	-	-	40,104			40,294
Current portion of long term prepayment	-	-	-	1,424,055			1,424,055
Total current assets	$190	$3	$-	$11,518,210	$		$21,950,925

Amount due from shareholders	$-	$-	$-	$50,708	$		$50,708
Unlisted investments	-	-	-	854,433			854,433
Goodwill	-	-	-	42,332			42,332
Long term prepayment	-	-	-	3,655,075			3,655,075
Property, plant and equipment, net	-	-	-	194,699			194,699
Intangible assets, net	-	-	-	5,083,877			5,083,877
TOTAL ASSETS	$190	$3	$-	$21,399,334	$		$31,832,049

F-2

AAMAXAN TRANSPORT GROUP, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET (Continued)
AS OF MARCH 31, 2008

	Aamaxan Transport Group, Inc	Asia Business Management Group Limited	Anhante (Beijing) Medical Technology Co., Ltd	Shanghai Medical Technology Co., Ltd	Pro forma Adjustment	Pro forma Total
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4	$-	$-	$2,600,701	$	$2,600,705
Due to a shareholder	74,579	-	-	56,962		131,541
Customers’ deposits	-	-	-	20,487		20,487
Accruals	-	-	-	326,105		326,105
Other payables	-	-	-	668,628		668,628
Income tax payable	-	-	-	803,392		803,392
Total current liabilities	$74,583	$-	$-	$4,476,275	$	$4,550,858

TOTAL LIABILITIES	$74,583	$-	$-	$4,476,275	$	$4,550,858
Commitments and
contingencies	$-	$-	$-	$-	$	$-
Minority interests	$-	$-	$-	$217,227	$	$217,227

F-3

AAMAXAN TRANSPORT GROUP, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET (Continued)
AS OF MARCH 31, 2008

	Aamaxan Transport Group, Inc	Asia Business Management Group Limited	Anhante (Beijing) Medical Technology Co., Ltd	Shanghai Medical Technology Co., Ltd	Pro forma Adjustment		Pro forma Total

SHAREHOLDERS’ EQUITY
Series A Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 4,008,812 shares issued and outstanding	$-	$-	$-	$-		$4,009	$4,009
Common Stock, $0.0001 par value, 200,000,000 shares authorized,15,235,812 shares issued and outstanding	24	3	-	589,764		(588,268)	1,523
Statutory reserves	-		-	2,529,527			2,529,527
Additional paid-in capital	7,352,748	-	-	-		11,016,781	18,369,529
Accumulated (deficits) / profits	(7,427,165)	-	-	12,055,261			4,628,096
Accumulated other comprehensive income	-	-	-	1,531,280			1,531,280
	$(74,393)	$3	$-	$16,705,832	$		$27,063,964
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$190	$3	$-	$21,399,334	$		$31,832,049

F-4

AAMAXAN TRANSPORT GROUP, INC
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2008 TO MARCH 31, 2008

	Aamaxan Transport Group, Inc	Asia Business Management Group Limited	Anhante (Beijing) Medical Technology Co., Ltd	Shanghai Medical Technology Co., Ltd	Pro forma Adjustment	Pro forma Total

Net revenues	$-	$-	$-	$10,190,623	$	$10,190,623
Cost of net revenues	-	-	-	(6,460,885)		(6,460,885)
Gross profit	$-	$-	$-	$3,729,7378	$	$3,729,7378

Selling expenses	-	-	-	(632,834)		(632,834)
General and administrative expense	(9,745)	-	-	(346,317)		(356,062)
Income from operation	$(9,745)	$-	$-	$2,750,587	$	$2,740,842
Loss on disposal of fixed assets	-	-	-	(1,347)		(1,347)
Interest income	-	-	-	6,675		6,675
Income from continuing operation before income taxes	$(9,745)	$-	$-	$2,755,915	$	$2,746,170

Income taxes	-	-	-	(786,208)		(786,208)
Net (loss)income before minority interests	$(9,745)	$-	$-	$1,969,707	$	$1,959,962
Minority interests	-	-	-	488		488
Net (loss)income	$(9,745)	$-	$-	$1,970,195	$	$1,960,450
Other comprehensive income:
Foreign currency translation adjustment	-	-	-	638,112		638,112
Comprehensive income	$(9,745)	$-	$-	$2,608,307	$	$2,598,562

F-5

AAMAXAN TRANSPORT GROUP, INC
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Continued)
FOR THE PERIOD FROM JANUARY 1, 2008 TO MARCH 31, 2008

Earnings per common share
- Basic	$0.13
- Fully diluted	$0.09

Basic and fully diluted net income	$1,960,450
Common shares outstanding
- Basic	15,235,812
- Fully diluted	21,649,537

F-6

AAMAXAN TRANSPORT GROUP, INC
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	Aamaxan Transport Group, Inc	Asia Business Management Group Limited	Anhante (Beijing) Medical Technology Co., Ltd	Shanghai Medical Technology Co., Ltd	Pro forma Adjustment	Pro forma Total

Net revenues	$-	$-	$-	$34,966,210	$	$34,966,210
Cost of net revenues	-	-	-	(21,521,706)		(21,521,706)
Gross profit	$-	$-	$-	$13,444,504	$	$13,444,504

Selling expenses	-	-	-	(899,668)		(899,668)
General and administrative expense	(26,538)	-	-	(1,654,103)		(1,680,641)
Income from operation	$(26,538)	$-	$-	$10,890,733	$	$10,864,195
Loss on disposal of fixed assets	-	-	-	(978)		(978)
Forfeiture of share capital by an exit shareholder	-	-	-	45,148		45,148
Interest income	-	-	-	17,092		17,092
Income from continuing operation before income taxes	$(26,538)	$-	$-	$10,951,995	$	$10,925,457

Income taxes	-	-	-	(3,709,818)		(3,709,818)
Net (loss)income before minority interests	$(26,538)	$-	$-	$7,242,177	$	$7,215,639
Minority interests	-	-	-	(14,617)		(14,617)
Net (loss)income	$(26,538)	$-	$-	$7,227,560	$	$7,201,022
Other comprehensive income:
Foreign currency translation adjustment	-	-	-	623,695		623,695
Comprehensive income	$(26,538)	$-	$-	$7,851,255	$	$7,824,717

F-7

AAMAXAN TRANSPORT GROUP, INC
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Continued)
FOR THE YEAR ENDED DECEMBER 31, 2007

Earnings per common share
- Basic	$0.47
- Fully diluted	$0.33

Basic and fully diluted net income	$7,201,022
Common shares outstanding
- Basic	15,235,812
- Fully diluted	21,649,537

The following adjustments to the unaudited pro forma financial statements are based on the assumption that the share exchange was consummated as of March 31, 2008.

DESCRIPTION	DR	CR
	$	$

Common stock - Shanghai Medical Technology Co., Ltd	589,764
Common stock - Asia Business Management Group Limited	3
Additional paid in capital		589,767
	589,767	589,767

To record the elimination of cost of investment against share capital of Shanghai Medical Technology Co., Ltd and Asia Business Management Group Limited.

Additional paid in capital	1,499
Common Stock (14,991,812 x $0.0001)		1,499

To record 14,991,812 shares of Common Stock issued pursuant to share exchange agreement between Aamaxan Transport Group, Inc. and Asian Business Management Group Limited.

DESCRIPTION	DR	CR
	$	$
Cash and cash equivalents	10,132,522
Restricted cash	300,000
Additional paid in capital		10,428,513
Series A Preferred Stock (4,008,812 x $0.001)		4,009
	10,432,522	10,432,522

To record 4,008,812 shares of Series A Preferred Stock and warrants issued to purchase an aggregate of 2,404,913 shares of common stock for $12,532,000 (including $300,000 restricted cash for investors' relation) after deducting placement agent costs and due diligence costs of $2,099,478.

F-8

REVIEWED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US dollars)(Unaudited) and Notes

AAMAXAN TRANSPORT GROUP, INC.

CONSOLIDATED BALANCE SHEETS
AS AT MARCH 31, 2008 AND DECEMBER 31, 2007
(Stated in US Dollars)(Unaudited)

	Note	March 31, 2008	December 31, 2007

ASSETS
Current assets
Cash and cash equivalents		$3,527,410	$2,299,772
Accounts receivable, net	4	3,506,494	2,408,223
Subscription receivables	5	386,458	371,035
Other receivables	6	289,059	197,435
Inventories	7	1,879,836	1,206,676
Advances to suppliers		464,794	1,125,088
Prepayments		40,104	1,368
Current portion of long term
prepayments	10	1,424,055	1,367,222

Total current assets		$11,518,210	$8,976,819
Due from directors	8	50,708	7,206
Goodwill arising from acquisition		42,332	40,643
Deposit for an unlisted investment	9	854,433	820,333
Long term prepayments	10	3,655,075	3,851,009
Plant and equipment, net	11	194,699	184,330
Intangible assets, net	12	5,083,877	5,023,174

TOTAL ASSETS		$21,399,334	$18,903,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable		$2,600,701	$2,538,964
Due to a shareholder	13	56,962	54,689
Customers’ deposits		20,487	49,325
Accruals		326,105	316,545
Other payables	14	668,628	719,172
Income tax payable		803,392	909,579

Total current liabilities		$4,476,275	$4,588,274

TOTAL LIABILITIES		$4,476,275	$4,588,274

See accompanying notes to consolidated financial statements

AAMAXAN TRANSPORT GROUP, INC.

CONSOLIDATED BALANCE SHEETS (Continued)
AS AT MARCH 31, 2008 AND DECEMBER 31, 2007
(Stated in US Dollars)(Unaudited)

	Note	March 31, 2008	December 31, 2007

Commitments and contingencies	18	$-	$-

Minority interests		$217,227	$217,715

STOCKHOLDERS’ EQUITY
Preferred Stock - $0.001 par value 10,000,000 share authorized ; no shares issued or outstanding		$-	$-
Common stock - $0.0001 par value 200,000,000 shares authorized; 15,235,812 and 14,991,812 shares outstanding respectively		1,523	1,499
Additional paid-in capital		7,941,013	588,265
Statutory reserves		2,529,527	2,529,527
Retained profits		4,628,096	10,085,066
Accumulated other comprehensive income		1,605,673	893,168
		$16,705,832	$14,097,525

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$21,399,334	$18,903,514

See accompanying notes to consolidated financial statements

AAMAXAN TRANSPORT GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE-MONTHS ENDED MARHC 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

		Three months ended March 31,
	Note	2008	2007

Net revenues	16	$10,190,623	$7,942,576
Cost of sales		(6,460,885)	(4,875,294)
Gross profit		$3,729,738	$3,067,282

Selling expenses		(632,834)	(168,479)
General and administrative expenses		(346,317)	(311,562)
Income from operation		$2,750,587	$2,587,241
Loss on disposal of fixed assets		(1,347)	-
Interest income		6,675	739
Income from continuing operation before income taxes		$2,755,915	$2,587,980

Income taxes	17	(786,208)	(853,807)
Net income before minority interests		$1,969,707	$1,734,173
Minority interests		488	(1,607)
Net income		$1,970,195	$1,732,566
Other comprehensive income:
Foreign currency translation adjustment		712,505	213,309
Comprehensive income		$2,682,700	$1,945,875
Basic and diluted earnings per share	15	$0.13	$0.12
Basic and diluted weighted average share outstanding	15	15,235,812	14,991,812

See accompanying notes to consolidated financial statements

AAMAXAN TRANSPORT GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND THREE-MOHTS ENDED MARCH 31, 2008
(Stated in US Dollars)(Unaudited)

			Series A
			convertible					Accumulated
	Common stock		preferred stock		Additional			other
	No. of		No. of		paid-in	Statutory	Retained	comprehensive
	share	Amount	share	Amount	capital	reserves	earnings	income	Total
Balance, January 1, 2007	14,991,812	$1,499	-	$-	$233,804	$1,394,556	$5,961,705	$269,473	$7,861,037
Net income	-	-	-	-	-	-	7,227,560	-	7,227,560
Contribution from shareholders	-	-	-	-	354,461	-	-	-	354,461
Appropriations to statutory reserves	-	-	-	-	-	1,134,971	(1,134,971)	-	-
Dividends	-	-	-	-	-	-	(1,969,228)	-	(1,969,228)
Foreign currency translation	-	-	-	-	-	-	-	623,695	623,695
Balance, December 31, 2007	14,991,812	$1,499	-	$-	$588,265	$2,529,527	$10,085,066	$893,168	$14,097,525

Balance, January 1, 2008	14,991,812	$1,499	-	$-	$588,265	$2,529,527	$10,085,066	$893,168	$14,097,525
Net income	-	-	-	-	-	-	1,970,195	-	1,970,195
Reverse acquisition	244,000	24	-	-	7,352,748	-	(7,427,165)	-	(74,393)
Foreign currency translation adjustment	-	-	-	-	-	-	-	712,505	712,505
Balance, March 31, 2008	15,235,812	$1,523	-	$-	$7,941,013	$2,529,527	$4,628,096	$1,605,673	$16,705,832

See accompanying notes to consolidated financial statements

AAMAXAN TRANSPORT GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

	Three months ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$1,970,195	$1,732,566
Depreciation	8,000	6,819
Amortization	493,333	136,077
Minority interests	(488)	1,607
Loss on disposal of fixed assets	1,347	-
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Accounts receivable	(976,816)	(506,487)
Other receivables	(81,632)	61,328
Inventories	(609,675)	(247,645)
Advances to suppliers	691,938	2,678
Prepayments	(37,852)	(37,092)
Accounts payable	(42,866)	585,989
Notes payables	-	101,923
Customers’ deposits	(30,228)	(136,346)
Accruals	(3,522)	(6,647)
Other payables	(78,718)	(952,425)
Income tax payable	(140,917)	(69,700)

Net cash provided by operating activities	$1,162,099	$672,645

Cash flows from investing activities
Acquisition of a subsidiary	$-	$(433,064)
Purchase of plant and equipment	(11,995)	-
Amount paid to a director	(42,279)	230,395

Net cash used in investing activities	$(54,274)	$(202,669)

See accompanying notes to consolidated financial statements

AAMAXAN TRANSPORT GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

	Three months ended March 31,
	2008	2007
Cash flows from financing activities
Bank borrowings	$-	$128,678
Payables to holding company	-	70,773
Dividend payables	-	1,286,776
Dividend paid	-	(1,930,164)

Net cash used in by financing activities	$-	$(443,937)

Net cash and cash equivalents sourced	$1,107,825	$26,039

Effect of foreign currency translation on cash and cash equivalents	119,813	260,734

Cash and cash equivalents-beginning of year	2,299,772	1,896,853

Cash and cash equivalents-end of year	$3,527,410	$2,183,626

Supplementary cash flow information:
Interest received	$6,675	$739
Tax paid	786,208	853,807

See accompanying notes to consolidated financial statements

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Aamaxan Transport Group,Inc. (the Company) was incorporated on June 3, 1998 under the laws of the State of Delaware under the name Worthington Venture Fund, Inc. (WD). On August 14, 1998, WD changed its name to Admax Technology, Inc.(Admax). On August 28, 1998, Admax merged with Worthington Venture Fund, Inc., a non-operating Utah shell corporation, and changed its name to Aamaxan Transport Group, Inc. Its primary activities through January 31, 2008 have been the attempted acquisition of interests in the trucking industry. The Company was completely dormant from mid-2000 to mid-2005 although there were two changes in control of the Company's outstanding common stock shares.

On April 4, 2008, the Company entered into a stock purchase agreement with Kamick Assets Limited (“KAL”), a British Virgin Island company, and our then-current director Marc Juliar, pursuant to which, for a purchase price of $585,000 in cash, KAL acquired from Mr. Juliar 65,428 shares of the Company’s Common Stock and the right to nominate all members of the Company’s board. Pursuant to this agreement, the Company’s former sole director and officer resigned from his executive positions effective April 15, 2008, and resigned as a director effective ten days after a Form 14F-1 is filed with the SEC and distributed to the Company’s shareholders. Since April 15, 2008 Mr. Chen Zhong has been serving as our Chairman and Chief Executive Officer and Ms. Michelle Zhao has been serving as the Company’s Chief Financial Officer. Mr. Chen Zhong holds an option to buy a 100% ownership interest in KAL. Messrs. Chen Zhong and Ms. Zhao each hold similar management positions at KAL, Anhante (Beijing) Medical Technology Co., Ltd (“ABMT”) and Shanghai Medical Technology Co., Ltd. (“SMTL” or “Shanghai Medical”).

On April 15, 2008, the Company consummated a share exchange transaction with KAL, in which the Company exchanged 14,991,812 shares of the Company’s common stock, par value $0.0001 per share, for all of the issued and outstanding stock of Asia Business Management Group Limited (“ABM”) held by KAL. As a result of the share exchange transaction, ABM became the Company’s wholly-owned subsidiary, and ABMT became the Company’s indirectly wholly-owned subsidiary.

SMTL was established in Shanghai of the People’s Republic of China (the PRC) as a limited company on June 28, 2005. SMTL operates through itself and two subsidiaries located in Mainland China: Shanghai Vantage Pharmaceutical Technology Co., Ltd (Vantage) and Shanghai Pharmaceutical & Hemo-tech International Co., Ltd (Hemo).

Vantage was established in Shanghai of the People’s Republic of China (the PRC) as a limited company on May 28, 2004.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

In May, 2004, Chen Zhong entered into the trust agreements with Sun Guang and Che Yingqian, which provided that Chen Zhong should consign Sun Guang and Che Yingqian as the registered shareholders to respectively holding 33% and 28% equity interests of Vantage on behalf of him, and Sun Guang and Che Yingqian would not enjoy the corresponding shareholders’ rights unless with the written authorization from Chen Zhong.

The SMTL and Chen Zhong signed the Consignment Agreement which stipulated that Chen Zhong should consign all its 95% equity interests in Vantage to the SMTL, and the SMTL should have the right to receive dividends and dispose of such consigned equity interests.

Chen Zhong executed the Equity Transfer Agreement with Sun Guang and Chen Yingqian on November 26, 2007, in which Sun Guang and Chen Yingqian should respectively transfer 33% and 28% equity in Vantage to Chen Zhong.

On the same day, the Shareholders’ General Meeting made a resolution for approval of the aforesaid equity transfer, and the Articles of Association of Vantage were revised accordingly.

Vantage had registered and filed the equity transfer and its revised Articles of Association with the relevant industry and commerce authority. On December 3rd, 2007, Shanghai Administration Bureau of Industry and Commerce, Changning Branch issued new Business License to SMTL.

Hemo was established in Shanghai of the People’s Republic of China (the PRC) as a limited company on August 7, 2001.

On January 23, 2007, the Shareholders’ Meeting of Hemo passed the resolution that China National Medical Equipment Corporation (the “China Equipment”) could duly transfer its 81.6% of the equity interests in Hemo to the Company.

On February 5, 2007, China National Medical Equipment Corporation and SMTL signed the Equity Transfer Agreement for the aforesaid equity interest transfer.

On February 13th, 2007, China Beijing Equity Exchange issued the equity exchange voucher to execute the aforementioned transfer.

The Articles of Association of Hemo were revised with respect to the aforesaid equity transfer, and Hemo registered and filed the revised Articles of Association with the relevant industry and commerce authority. Accordingly, SMTL became the holding company of Hemo.

SMTL is the holding company of, Vantage and Hemo through the aforesaid group restructuring.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

On June 11, 2007, there was a reduction of registered capital by Shanghai Xinhui Science & Technology Investment Co., Ltd. of RMB 500,000, and the SMTL effective holding percentage of equity interests of Hemo jumped from 81.6% to 84.84%.

The Company and its subsidiary (hereinafter, collectively referred to as “the Group”) are engaged in the technical development, transfer, consulting and servicing of pharmaceutical and medical appliance, and the selling of diagnosis products.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Method of accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

b)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)	Principles of consolidation

The consolidated financial statements are presented in US Dollars. All significant inter-company balances and transactions are eliminated in the consolidation.

The following table depicts the identity of the subsidiaries

Name of Company	Place & date of Incorporation	Attributable Equity Interest %	Registered Capital	Common stock
Asia Business Management Group Limited	BVI/ Aug 12, 1999	100%	-	$3

Anhante (Beijing) Medical Technology Co., Ltd	PRC/ Jan 23, 2008	100%	$8,000,000

*Shanghai Medical Technology Co., Ltd	PRC/ June 28, 2005	100%	RMB6,300,000	-

*Shanghai Vantage Pharmaceutical Technology Co., Ltd	PRC/ May 28, 2004	95%	RMB1,000,000	-

*Shanghai Pharmaceutical & Hemo-tech International Co., Ltd	PRC/ Aug 7, 2001	84.84%	RMB12,600,000	-

* They are variable interests entities.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)	Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

e)	Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Machinery and equipment	5-10 years
Office equipment	5 years
Motor vehicles	8 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

f)	Intangible assets

Intangible assets represent patent rights in the PRC. Patent rights are carried at cost and amortized on a straight-line basis over the period of rights of 10 years commencing from the date of acquisition of equitable interest.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)	Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the reporting years, there was no impairment loss incurred.

h)	Inventories

Inventories comprise merchandise purchased for resale and are stated at lower of cost and net realizable value. Cost of merchandise, representing the purchase cost, is calculated on the weighted average basis. Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses.

i)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is maintained for all customers in considering with a variety of factors, including the length of past due, significant one-time events and the company’s historical experience. Bad debts are written off as incurred.

j)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

k)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Group because it has not engaged in any significant transactions that are subject to the restrictions.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the consolidated financial statements were as follows:

	March 31, 2008	December 31, 2007	March 31, 2007
Twelve months ended	-	7.3141	-
RMB : USD exchange rate
Three months ended	7.0222	-	7.7410
RMB : USD exchange rate
Average three months ended	7.1757	-	7.7714
RMB : USD exchange rate

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

l)	Revenue recognition

Net revenue is recognized when customer takes delivery and acceptance of products, the price is fixed or determinable as stated on sales contract, and the collectibility is reasonably assured.

Customers do not have a general right of return on products delivered

m)	Leases

The Group did not have lease which met the criteria of capital lease. Leases which do not qualify as capital lease are classified as operating lease. Operating lease rental payment included in the general and administrative expenses for the three months ended March 31, 2008 and 2007 were $53,628 and $21,239 respectively.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

n)	Advertising

The Group expensed all advertising costs as incurred. Advertising expenses included in the selling expenses for the three months ended March 31, 2008 and 2007 were $8,955 and nil respectively.

o)	Retirement benefit plans

The employees of the Group are members of a state-managed retirement benefit plan operated by the government of the PRC. The Group is required to contribute a specified percentage of payroll costs to the retirement benefit scheme to fund the benefits. The only obligation of the Group with respect to the retirement benefit plan is to make the specified contributions.

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit funding included in the general and administrative expenses for the three months ended March 31, 2008 and 2007 were $36,822 and $28,284 respectively.

The Group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the enterprise income tax rate is 25% and 33% for 2008 and 2007 respectively.

p)	Income taxes

The Group accounts for income taxes using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

q)	Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained within PRC. Total cash in these banks at March 31, 2008 and December 31, 2007 amounted to $3,527,410 and $2,299,772 respectively, of which no deposits are covered by Federal Depository Insured Commission. The Company has not experienced any losses in such accounts and believes the risk on its cash in bank accounts is very low.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

r)	Statutory reserves

Statutory reserves are referred to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

s)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

t)	Recent accounting pronouncements

In February 2007, FASB issued Statement of Financial Accounting Standards No. (“SFAS”) 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for our fiscal year beginning on January 1, 2008. The Group does not anticipate that the adoption of this standard will have a material impact on these consolidated financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110(“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Group’s consolidated financial statements.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(t)	Recent accounting pronouncements (continued)

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Group is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Group is currently evaluating the impact of SFAS 160 on its consolidated financial statements but does not expect it to have a material effect.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 141(R), "Business Combinations”. SFAS 141(R) establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, an any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Group is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Group is currently evaluating the impact of SFAS 141(R) on its consolidated financial statements but does not expect it to have a material effect.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

3.	CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments which potentially expose the Group to concentrations of credit risk, consists of cash and accounts receivable as of March 31, 2008 and December 31, 2007. The Group performs ongoing evaluations of its cash position and credit evaluations to ensure sound collections and minimize credit losses exposure.

As of March 31, 2008 and December 31, 2007, the Group’s bank deposits were all conducted with banks in the PRC where there is currently no rule or regulation mandated on obligatory insurance of bank accounts.

For the three months ended March 31, 2008 and 2007, all of the Group’s sales were generated from the PRC. In addition, all accounts receivable as of March 31, 2008 and December 31, 2007 also arose in the PRC.

The maximum amount of loss exposure due to credit risk that the Group would bear if the counter parties of the financial instruments failed to perform represents the carrying amount of each financial asset in the balance sheet.

Normally the Group does not require collateral from customers or debtors.

Details of the customer account for 10% or more of the Group’s revenue are as follows:

	Three months ended March 31,
	2008	2007

Customer A	$1,038,646	$2,558,155

Details of customer account for 10% or more of the Group’s accounts receivable are as follows:

	March 31, 2008	December 31, 2007

Customer B	$-	$254,934
Customer C	-	275,566

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

4.	ACCOUNTS RECEIVABLES, NET

	March 31, 2008	December 31, 2007

Trade receivable, gross	$3,575,992	$2,474,947
Provision for doubtful debts	(69,498)	(66,724)
	$3,506,494	2,408,223

All of the above accounts receivable are due within 12 months of aging.

An analysis of the allowance for doubtful accounts for the three months ended March 31, 2008 and 2007 is as follows:

	March 31, 2008	December 31, 2007

Balance at beginning of period	$66,724	$-
Addition of bad debt expense		66,724
Foreign exchange adjustment	2,774	-
Balance at end of period	$69,498	$66,724

Allowance was made when collection of the full amount is no longer probable. Management reviews and adjusts this allowance periodically based on historical experience, current economic climate as well as its evaluation of the collectibility of outstanding accounts. The Group evaluates the credit risks of its customers utilizing historical data and estimates of future performance.

5.	SUBSCRIPTION RECEIVABLES

Subscription receivables are commitments from the shareholders for the payment in the registered capital. They are due on June 2008. Details are as follows:

	March 31, 2008	December 31, 2007

Chen Zhong	$203,823	$195,688
Yang Fong	163,410	156,889
Shanghai City Hygiene Industry Development Centre	19,225	18,458
	$386,458	$371,035

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

6.	OTHER RECEIVABLES

Details of other receivables are as follows:

	March 31, 2008	December 31, 2007

Rental deposits	$23,029	$12,715
Loans to an unrelated company	228,042	171,338
Advances to employee	16,905	1,383
Others	21,083	11,999
	$289,059	$197,435

Loan to an unrelated company is unsecured, interest free, and has no fixed repayment date.

7.	INVENTORIES

Details of inventories are as follows:

	March 31, 2008	December 31, 2007

Raw materials	$23,446	$22,510
Materials in consignment	13,532	12,992
Finished goods	1,934,245	1,258,914
	$1,971,223	$1,294,416
Provision for inventory write-down	(91,387)	(87,740)
	$1,879,836	$1,206,676

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

8.	DUE FROM DIRECTORS

Details of due from directors are as follows:

	March 31, 2008	December 31, 2007

Chen Zhong	$20,897	$6,796
Xu Yifei	29,811	410
	$50,708	$7,206

Due from directors is unsecured, interested free and repayable on demand.

9.	DEPOSITS FOR AN UNLISTED INVESTMENT

Deposit for an unlisted investment was made for the investments in Ningbo China Tianyi Medical Appliance Co., Ltd. (“Tianyi”). The Company is in the progress of investing in the Tianyi. Details of the proposed investment are as follow:

Portion of
nominal
Place	Form of	value of
of	business	registered	Principal
registration	structure	capital	activities

PRC	Limited company	20%	Production of disposable medical polymer material and products

10.	LONG TERM PREPAYMENTS

Details of long term prepayments are as follows:

	March 31, 2008	December 31, 2007

Dealership of products in China	$5,079,130	$5,218,231
Current portion	(1,424,055)	(1,367,222)
	$3,655,075	$3,851,009

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

11.	PLANT AND EQUIPMENT, NET

Details of plant and equipment, net are as follows:

	March 31, 2008	December 31, 2007
At cost
Machinery and equipment	$37,595	$36,094
Office equipment	66,275	54,020
Motor vehicles	221,381	212,546
	$325,251	$302,660
Less: accumulated depreciation	(110,882)	(99,445)
Less: provision for impairment	(19,670)	(18,885)
	$194,699	$184,330

Depreciation expenses included in the selling expenses were $2,982 and $2,752 respectively, and included in the general and administrative expenses for the three months ended March 31, 2008 and 2007 were $5,018 and $4,067 respectively.

12.	INTANGIBLE ASSETS, NET

Details of intangible assets, net are as follows:

	March 31, 2008	December 31, 2007

Patent rights, at cost	$5,924,069	$5,687,644
Less: accumulated amortization	(840,192)	(664,470)
	$5,083,877	$5,023,174

Amortization expenses included in the selling expenses were $348,399 and nil respectively, and included in the general and administrative expenses for the three months ended March 31, 2008 and 2007 were $144,934 and $136,077 respectively.

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

13.	DUE TO A SHAREHOLDER

Details of due to a shareholder are as follows:

	March 31, 2008	December 31, 2007

Shanghai Pharmacy Co., Ltd	$56,962	$54,689

Due to a shareholder is unsecured, interested free and repayable on demand.

14.	OTHER PAYABLES

Details of other payables are as follows:

	March 31, 2008	December 31, 2007

Sales rebates	$317,431	$247,499
Payables to unrelated companies	123,974	-
Sundry PRC taxes payables	158,720	455,070
Unrealized subsidies from government	51,551	-
Sundry	16,952	16,603
	$668,628	$719,172

Payables to unrelated companies is unsecured, interested free and repayable on demand.

15.	EARNINGS PER SHARE

The calculation of the basic and diluted earnings per share attributable to the common stock holders is based on the following data:

	March 31, 2008	March 31, 2007
Earnings:
Earnings for the purpose of basic and dilutive earnings per share	$1,970,195	1,732,566

Number of shares
Weighted average number of common stock for the purpose of basic and dilutive earnings per share	15,235,812	14,991,812

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

16.	NET REVENUES

Details of net revenues are as follows:

	Three months ended March 31,
	2008	2007

Diagnosis product revenues	$10,165,463	$7,942,576
Others	25,160	-
	$10,190,623	$7,942,576

17.	INCOME TAXES

The Group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 25% and 33% for 2008 and 2007 respectively.

No deferred tax has been provided as there are no material temporary differences arising for the three months ended March 31, 2008 and 2007.

18.	COMMITMENTS AND CONTINGENCIES

The Group has entered into a tenancy agreement for office premise expiring through 2007. Total rental expenses for the three months ended March 31, 2008 and 2007 amounted to $53,628 and $21,239 respectively.

The Group’s commitments for minimum lease payments under the lease for next five years are as follows:

Year ending March 31,
2009	$180,633
2010	5,411
2011	-
2012	-
2013 and thereafter	-
$186,044

AAMAXAN TRANSPORT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Stated in US Dollars)(Unaudited)

19.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivables, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Group.

20.	SEGMENT INFORMATION

The Group currently is engaged in the technical development, transfer, consulting and servicing of pharmaceutical and medical appliance, and the selling of diagnosis products. Accordingly, no analysis of the Company's sales and assets by product is presented.

The Group's operations are located in the PRC. All revenue is from customers in the PRC. Also, all of the Group’s assets are located in the PRC. Accordingly, no analysis of the Company's sales and assets by geographical market is presented.

21.	SUBSEQUENT EVENTS

As described in our May 22, 2008 Report on Form 8-K , on April 15, 2008, the Company acquired all of the issued and outstanding capital stock of Asia Business Management Group Limited, a British Virgin Islands corporation (ABM), which owns 100% of the issued and outstanding capital stock of Anhante (Beijing) Medical Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (the PRC)( ABMT), which on the same date entered a series of contracts with SMTL, which give it control over SMTL’s business, personnel and finances as if it were a wholly owned subsidiary of ABMT. (the “Reverse Merger”). On the same date the Company completed a private placement financing transaction, in which the Company sold 4,008,188  shares of its Series A Senior Convertible Preferred Stock (“Preferred Stock”) and 2,004,094  Class A Warrants (“Warrants”) to accredited investors for $12,532,000 in gross proceeds (the “Private Placement”). Under the terms of the Reverse Merger proceeds of the Private Placement will be provided to SMTL, which intends to use such proceeds to make acquisitions, to develop hemodialysis centers and for working capital.

On May 15, 2008 the Company changed its fiscal year from January 31 to December 31 to coincide with that of SMTL.

ALBERT WONG & CO. INDEPENDENT AUDITOR’S REPORT &
SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US dollars) AND NOTES

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

The Board of Directors and Stockholders of
Shanghai Atrip Medical Technology Co., Ltd

Independent Auditor’s Report

We have audited the accompanying balance sheets of Shanghai Atrip Medical Technology Co., Ltd and its subsidiaries (the Company) as of December 31, 2007 and 2006 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Hong Kong, China	Albert Wong & Co
April 9, 2008	Certified Public Accountants

F-1

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006
ASSETS
Current assets
Cash and cash equivalents		$2,299,772	$1,896,853
Accounts receivable, net	4	2,408,223	2,251,138
Subscription receivables	5	371,035	-
Other receivables	6	197,435	90,863
Inventories	7	1,206,676	1,299,134
Advances to suppliers		1,125,088	-
Prepayments		1,368	-
Current portion of long term
prepayments	10	1,367,222	-
Total current assets		$8,976,819	$5,537,988
Due from directors	8	7,206	-
Goodwill arising from acquisition		40,643	-
Deposit for an unlisted investment	9	820,333	767,509
Long term prepayments	10	3,851,009	-
Plant and equipment, net	11	184,330	62,496
Intangible assets, net	12	5,023,174	5,281,100

TOTAL ASSETS		$18,903,514	$11,649,093

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable		$2,538,964	$1,026,256
Due to a shareholder	13	54,689	-
Customers’ deposits		49,325	370,476
Accruals		316,545	64,798
Other payables	14	719,172	1,323,749
Income tax payable		909,579	936,830

Total current liabilities		$4,588,274	$3,722,109

TOTAL LIABILITIES		$4,588,274	$3,722,109

See accompanying notes to consolidated financial statements

F-2

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED BALANCE SHEETS (Continued)
AS AT DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006

Commitments and contingencies	19	$-	$-

Minority interests		$217,715	$65,947

STOCKHOLDERS’ EQUITY
Registered capital	15	$589,764	$235,303
Statutory reserves		2,529,527	1,394,556
Retained earnings		10,085,066	5,961,705
Accumulated other comprehensive income		893,168	269,473
		$14,097,525	$7,861,037

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$18,903,514	$11,649,093

See accompanying notes to consolidated financial statements

F-3

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006

Net revenues	16	$34,966,210	$24,092,500
Cost of sales		(21,521,706)	(13,886,632)

Gross profit		$13,444,504	$10,205,868
Operating expenses:
Selling		(899,668)	(507,272)
General and administrative		(1,654,103)	(610,664)

Operating income		$10,890,733	$9,087,932

Loss on disposal of fixed assets		(978)	-
Forfeiture of share capital by an exit shareholder		45,148	-
Interest income, net	17	17,092	10,773

Income before income taxes		$10,951,995	$9,098,705

Income taxes	18	(3,709,818)	(3,002,572)

Net income before minority interests		$7,242,177	$6,096,133

Minority interests		(14,617)	(12,945)

Net income		$7,227,560	$6,083,188

Other comprehensive income:
Foreign currency translation adjustment		623,695	206,338

Comprehensive income		$7,851,255	$6,289,526

See accompanying notes to consolidated financial statements

F-4

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

				Accumulated
				other
	Registered	Statutory	Retained	comprehensive
	capital	reserves	earnings	income	Total

Balance, January 1, 2006	$235,303	$480,136	$2,672,191	$63,135	$3,450,765
Net income	-	-	6,083,188	-	6,083,188
Appropriations to statutory reserves	-	914,420	(914,420)	-	-
Dividends	-	-	(1,879,254)	-	(1,879,254)
Foreign currency translation adjustment	-	-	-	206,338	206,338
Balance, December 31, 2006	$235,303	$1,394,556	$5,961,705	$269,473	$7,861,037

Balance, January 1, 2007	$235,303	$1,394,556	$5,961,705	$269,473	$7,861,037
Net income	-	-	7,227,560	-	7,227,560
Contribution from shareholders	354,461	-	-	-	354,461
Appropriations to statutory reserves	-	1,134,971	(1,134,971)	-	-
Dividends	-	-	(1,969,228)	-	(1,969,228)
Foreign currency translation adjustment	-	-	-	623,695	623,695

Balance, December 31, 2007	$589,764	$2,529,527	$10,085,066	$893,168	$14,097,525

See accompanying notes to consolidated financial statements

F-5

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	2007	2006
Cash flows from operating activities
Net income	$7,227,560	$6,083,188
Depreciation	28,735	6,429
Amortization	543,069	127,163
Allowance for bad debts	61,426	-
Loss on disposal of fixed assets	(978)	-
Minority interests	14,617	12,945
Adjustments to reconcile net income to net cash provided by operating activities:
Accounts receivable	427,240	384,833
Subscription receivables	(356,271)	-
Other receivables	71,663	(15,851)
Inventories	1,309,301	149,811
Advances to suppliers	(1,059,839)	1,482,732
Prepayments	(1,313)	19,544
Current portion of long term prepayments	(1,310,086)	-
Long term prepayments	(3,697,772)	-
Accounts payable	(24,940)	(799,388)
Customers’ deposits	(345,984)	143,787
Accruals	233,461	19,216
Other payables	(855,910)	305,079
Income tax payable	(88,080)	251,597

Net cash provided by operating activities	$2,175,899	$8,171,085

Cash flows from investing activities
Acquisition of a subsidiary	$(357,670)	$-
Deposit fund for an investment	-	(751,702)
Sale of plant and equipment	16,213	-
Purchase of equipment and motor vehicle	(63,913)	(62,350)
Payment of intangible assets	53,607	(5,299,497)
Lending to a director	(6,919)	-

Net cash used in investing activities	$(358,682)	$(6,113,549)

See accompanying notes to consolidated financial statements

F-6

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

	2007	2006
Cash flows from financing activities
Issue of capital	$361,025	$-
Amount due to a shareholder	52,513	-
Dividend paid	(1,969,228)	(1,879,254)

Net cash used in by financing activities	$(1,555,690)	$(1,879,254)

Net cash and cash equivalents sourced	$261,527	$178,282

Effect of foreign currency translation on cash and cash equivalents	141,392	58,103

Cash and cash equivalents-beginning of year	1,896,853	1,660,468

Cash and cash equivalents-end of year	$2,299,772	$1,896,853

Supplementary cash flow information:
Interest received	$18,263	$10,897
Tax paid	3,979,146	2,808,824

See accompanying notes to consolidated financial statements

F-7

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Shanghai Atrip Medical Technology Co., Ltd (the Company) was established in Shanghai of the People’s Republic of China (the PRC) as a limited company on June 28, 2005. The Company currently operates through itself and two subsidiaries located in Mainland China: Shanghai Vantage Pharmaceutical Technology Co., Ltd (Vantage) and Shanghai Pharmaceutical & Hemo-tech International Co., Ltd (Hemo).

Vantage was established in Shanghai of the People’s Republic of China (the PRC) as a limited company on May 28, 2004.

In May, 2004, Chen Zhong entered into the trust agreements with Sun Guang and Che Yingqian, which provided that Chen Zhong should consign Sun Guang and Che Yingqian as the registered shareholders to respectively holding 33% and 28% equity interests of Vantage on behalf of him, and Sun Guang and Che Yingqian would not enjoy the corresponding shareholders’ rights unless with the written authorization from Chen Zhong.

The Company and Chen Zhong signed the Consignment Agreement which stipulated that Chen Zhong should consign all its 95% equity interests in Vantage to the Company, and the Company should have the right to receive dividends and dispose of such consigned equity interests.

Chen Zhong executed the Equity Transfer Agreement with Sun Guang and Chen Yingqian on November 26, 2007, in which Sun Guang and Chen Yingqian should respectively transfer 33% and 28% equity in Vantage to Chen Zhong.

On the same day, the Shareholders’ General Meeting made a resolution for approval of the aforesaid equity transfer, and the Articles of Association of Vantage were revised accordingly.

Vantage had registered and filed the equity transfer and its revised Articles of Association with the relevant industry and commerce authority. On December 3rd, 2007, Shanghai Administration Bureau of Industry and Commerce, Changning Branch issued new Business License to the Company.

Hemo was established in Shanghai of the People’s Republic of China (the PRC) as a limited company on August 7, 2001.

On January 23, 2007, the Shareholders’ Meeting of Hemo passed the resolution that China National Medical Equipment Corporation (the “China Equipment”) could duly transfer its 81.6% of the equity interests in Hemo to the Company.

On February 5, 2007, China National Medical Equipment Corporation and the Company signed the Equity Transfer Agreement for the aforesaid equity interest transfer.

On February 13th, 2007, China Beijing Equity Exchange issued the equity exchange voucher to execute the aforementioned transfer.

F-8

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

The Articles of Association of Hemo were revised with respect to the aforesaid equity transfer, and Hemo registered and filed the revised Articles of Association with the relevant industry and commerce authority. Accordingly, the Company became the holding company of Hemo.

The Company is the holding company of, Vantage and Hemo through the aforesaid group restructuring.

On June 11, 2007, there was a reduction of registered capital by Shanghai Xinhui Science & Technology Investment Co., Ltd. of RMB 500,000, and the Company’s effective holding percentage of equity interests of Hemo jumped from 81.6% to 84.84%.

The Company and its subsidiary (hereinafter, collectively referred to as “the Group”) are engaged in the technical development, transfer, consulting and servicing of pharmaceutical and medical appliance, and the selling of diagnosis products.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Method of accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

b)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

F-9

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)	Principles of consolidation

The consolidated financial statements are presented in US Dollars and include the accounts of the Company and its 95% subsidiary Vantage and 84.84% subsidiary, Hemo. All significant inter-company balances and transactions are eliminated in combination.

The Company acquired its subsidiaries on November 26, 2007 through a re-organization among entities under a single common control. Accordingly, the transaction was accounted for in a way similar to a pooling of interests in accordance with SFAS 141 Appendix D and is presented as if it had occurred at the beginning of the first period presented. The following table depicts the identity of the subsidiaries

Name of Company	Place & date of Incorporation	Attributable Equity Interest %	Registered Capital

Shanghai Vantage Pharmaceutical Technology Co., Ltd	PRC/ May 28, 2004	95%	RMB1,000,000

Shanghai Pharmaceutical & Hemo-tech International Co., Ltd	PRC/ Aug 7, 2001	84.84%	RMB12,600,000

d)	Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F-10

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)	Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Machinery and equipment	5-10 years
Office equipment	5 years
Motor vehicles	8 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

f)	Intangible assets

Intangible assets represent patent rights in the PRC. Patent rights are carried at cost and amortized on a straight-line basis over the period of rights of 10 years commencing from the date of acquisition of equitable interest.

g)	Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the reporting years, there was no impairment loss incurred.

h)	Inventories

Inventories comprise merchandise purchased for resale and are stated at lower of cost and net realizable value. Cost of merchandise, representing the purchase cost, is calculated on the weighted average basis. Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses.

F-11

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is maintained for all customers in considering with a variety of factors, including the length of past due, significant one-time events and the company’s historical experience. Bad debts are written off as incurred.

j)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

k)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

December 31, 2007 Balance sheet	RMB 7.31410 to USD1.00
Statement of income and comprehensive income	RMB 7.61720 to USD1.00

December 31, 2006 Balance sheet	RMB 7.81750 to USD1.00
Statement of income and comprehensive income	RMB 7.98189 to USD1.00

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

l)	Revenue recognition

Net revenue is recognized when customer takes delivery and acceptance of products, the price is fixed or determinable as stated on sales contract, and the collectibility is reasonably assured.

Customers do not have a general right of return on products delivered.

F-12

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

m)	Leases

The Group did not have lease which met the criteria of capital lease. Leases which do not qualify as capital lease are classified as operating lease. Operating lease rental payment included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were $137,792 and $82,447 respectively.

n)	Advertising

The Group expensed all advertising costs as incurred. Advertising expenses included in the selling expenses for the years ended December 31, 2007 and 2006 were $18,511 and $191,559 respectively.

o)	Retirement benefit plans

The employees of the Group are members of a state-managed retirement benefit plan operated by the government of the PRC. The Group is required to contribute a specified percentage of payroll costs to the retirement benefit scheme to fund the benefits. The only obligation of the Group with respect to the retirement benefit plan is to make the specified contributions.

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit funding included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were $69,175 and $108,212 respectively.

p)	Income taxes

The Group accounts for income taxes using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future realization is uncertain.

The Group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the enterprise income tax rate is 33%.

F-13

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

q)	Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained within PRC. Total cash in these banks at December 31, 2007 and 2006 amounted to $2,299,772 and $1,896,853 respectively, of which no deposits are covered by Federal Depository Insured Commission. The Company has not experienced any losses in such accounts and believes the risk on its cash in bank accounts is very low.

r)	Statutory reserves

Statutory reserves are referred to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

s)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

t)	Recent accounting pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2006, and interim periods within that fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The Group does not anticipate that the adoption of this standard will have a material impact on these consolidated financial statements.

F-14

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(t)	Recent accounting pronouncements (continued)

In February 2007, FASB issued Statement of Financial Accounting Standards No. (“SFAS”) 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for our fiscal year beginning on January 1, 2008. The Group does not anticipate that the adoption of this standard will have a material impact on these consolidated financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110(“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Group’s consolidated financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Group is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Group is currently evaluating the impact of SFAS 160 on its consolidated financial statements but does not expect it to have a material effect.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 141(R), "Business Combinations”. SFAS 141(R) establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, an any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Group is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Group is currently evaluating the impact of SFAS 141(R) on its consolidated financial statements but does not expect it to have a material effect.

F-15

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

3.	CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments which potentially expose the Group to concentrations of credit risk, consists of cash and accounts receivable as of December 31, 2007 and 2006. The Group performs ongoing evaluations of its cash position and credit evaluations to ensure sound collections and minimize credit losses exposure.

As of December 31, 2007 and 2006, the Group’s bank deposits were all conducted with banks in the PRC where there is currently no rule or regulation mandated on obligatory insurance of bank accounts.

For the years ended December 31, 2007 and 2006, all of the Group’s sales were generated from the PRC. In addition, all accounts receivable as of December 31, 2007 and 2006 also arose in the PRC.

The maximum amount of loss exposure due to credit risk that the Group would bear if the counter parties of the financial instruments failed to perform represents the carrying amount of each financial asset in the balance sheet.

Normally the Group does not require collateral from customers or debtors.

Details of the customer account for 10% or more of the Group’s revenue are as follows:

	2007	2006

Customer A	$5,332,062	$2,154,450

Details of customer account for 10% or more of the Group’s accounts receivable are as follows:

	2007	2006

Customer B	$254,934	$-

F-16

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

4.	ACCOUNTS RECEIVABLES, NET

	2007	2006

Trade receivable, gross	$2,474,947	$2,251,138
Provision for doubtful debts	(66,724)	-
	$2,408,223	2,251,138

All of the above accounts receivable are due within 12 months of aging.

An analysis of the allowance for doubtful accounts for the years ended December 31, 2007 and 2006 is as follows:

	2007	2006

Balance at beginning of year	$-	$-
Addition of bad debt expense	66,724	-
Balance at end of year	$66,724	$-

Allowance was made when collection of the full amount is no longer probable. Management reviews and adjusts this allowance periodically based on historical experience, current economic climate as well as its evaluation of the collectibility of outstanding accounts. The Group evaluates the credit risks of its customers utilizing historical data and estimates of future performance.

5.	SUBSCRIPTION RECEIVABLES

Subscription receivables are commitments from the shareholders for the payment in the registered capital. They are due on June 2008. Details are as follows:

	2007	2006

Chen Zhong	$195,688	$-
Yang Fong	156,889	-
Shanghai City Hygiene Industry Development Centre	18,458	-
	$371,035	$-

F-17

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

6.	OTHER RECEIVABLES

Details of other receivables are as follows:

	2007	2006

Rental deposits	$12,715	$11,896
Loans to an unrelated company	171,338	78,960
Advances to employee	1,383	-
Others	11,999	7
	$197,435	$90,863

Loan to an unrelated company is unsecured, interest free, and has no fixed repayment date.

7.	INVENTORIES

Details of inventories are as follows:

	2007	2006

Raw materials	$22,510	$-
Materials in consignment	12,992	-
Finished goods	1,258,914	1,299,134
	$1,294,416	$1,299,134
Provision for inventory write-down	(87,740)	-
	$1,206,676	$1,299,134

F-18

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

8.	DUE FROM DIRECTORS

Details of due from directors are as follows:

	2007	2006
Chen Zhong	$6,796	$-
Xu Yifei	410	-

	$7,206	$-

Due from directors is unsecured, interested free and repayable on demand.

9.	DEPOSITS FOR AN UNLISTED INVESTMENT

Deposit for an unlisted investment was made for the investments in Ningbo China Tianyi Medical Appliance Co., Ltd. (“Tianyi”). The Company is in the progress of investing in the Tianyi. Details of the proposed investment are as follow:

Portion of
nominal
Place	Form of	value of
of	business	registered	Principal
registration	structure	capital	activities

PRC	Limited company	20%	Production of disposable medical polymer material and products

10.	LONG TERM PREPAYMENTS

Details of long term prepayments are as follows:

	2007	2006

Dealership of products in China	$5,218,231	$-
Current portion	(1,367,222)	-
	$3,851,009	$-

F-19

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

11.	PLANT AND EQUIPMENT, NET

Details of plant and equipment, net are as follows:

	2007	2006
At cost
Machinery and equipment	$36,094	$-
Office equipment	54,020	10,009
Motor vehicles	212,546	59,873
	$302,660	$69,882
Less: accumulated depreciation	(99,445)	(7,386)
Less: provision for impairment	(18,885)	-
	$184,330	$62,496

Depreciation expenses included in the selling expenses were $10,737 and nil respectively, and included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were $17,998 and $6,429 respectively.

12.	INTANGIBLE ASSETS, NET

Details of intangible assets are as follows:

	2007	2006

Patent rights, at cost	$5,687,644	$5,410,937
Less: accumulated amortization	(664,470)	(129,837)
	$5,023,174	$5,281,100

Amortization expenses included in the general and administrative expenses for the years ended December 31, 2007 and 2006 were, $543,069 and $127,163 respectively.

13.	DUE TO A SHAREHOLDER

Details of due to a shareholder are as follows:

	2007	2006

Shanghai City Hygiene Industry Development Centre	$54,689	$-

Due to a shareholder is unsecured, interested free and repayable on demand.

F-20

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

14.	OTHER PAYABLES

Details of other payables are as follows:

	2007	2006

Sales rebates	$247,499	$803,346
Sundry PRC taxes payables	455,070	520,403
Sundry	16,603	-
	$719,172	$1,323,749

15.	REGISTERED CAPITAL

As of December 31, 2007 and 2006, capital contributions paid-up amounted to $589,764 (RMB 4,700,000) and $235,303 (RMB 2,000,000).

The Company had two shareholders as at December 31, 2007 amongst whom Mr. Chen Zhong was the majority shareholder, holding 98.15%.

16.	NET REVENUES

Details of net revenues are as follows:

	2007	2006

Diagnosis product revenues	$34,401,698	$23,313,863
Consultancy income	564,512	545,046
Promotion income	-	233,591
	$34,966,210	$24,092,500

F-21

SHANGHAI ATRIP MEDICAL TECHNOLOGY CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Stated in US Dollars)

17.	INTEREST INCOME, NET

Details of interest income, net are as follows:

	2007	2006

Interest income	$18,263	$10,897
Bank charges	(424)	(124)
Net exchange losses	(747)	-
	$17,092	$10,773

18.	INCOME TAXES

The Group is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%.

No deferred tax has been provided as there are no material temporary differences arising during the years ended December 31, 2007 and 2006.

19.	COMMITMENTS AND CONTINGENCIES

The Group has entered into a tenancy agreement for office premise expiring through 2007. Total rental expenses for the years ended December 31, 2007 and 2006 amounted to $137,792 and $82,447 respectively.

The Group’s commitments for minimum lease payments under the lease for 2008 and 2009 are as follows:

Year ending December 31,
2008	$210,451
2009	20,782
$231,233

20.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivables, accounts payable, and other payables, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Group.

F-22